UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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ASSOCIATED ESTATES REALTY CORPORATION
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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ASSOCIATED ESTATES REALTY CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To our Shareholders:

The 2008 annual meeting of shareholders of Associated Estates Realty Corporation will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 7, 2008, at 10:00 a.m., local time, for the following purposes:

1.	To elect seven directors, each to hold office for a one-year term and until his successor has been duly elected and qualified;

2.	To vote on a proposal to approve the Associated Estates Realty Corporation 2008 Equity-Based Award Plan;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2008; and

4.	To transact all other business that properly comes before the meeting.

        Only shareholders of record at the close of business on March 17, 2008, are entitled to receive notice of and to vote at the meeting or any adjournment thereof.  Shareholders are urged to complete, date and sign the enclosed proxy card and return it in the enclosed envelope.  The principal address of Associated Estates Realty Corporation is 1 AEC Parkway, Richmond Heights, Ohio 44143.

                                                By order of the Board of Directors,

                                                Martin A. Fishman
                                                Secretary

Dated: March 28, 2008

YOUR VOTE IS IMPORTANT.  PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 7, 2008

The Proxy Statement, Annual Report to Shareholders and Proxy Card are available at www.aecrealty.com.

ASSOCIATED ESTATES REALTY CORPORATION
1 AEC Parkway
Richmond Heights, Ohio 44143

PROXY STATEMENT

        Our Board of Directors is sending you this proxy statement to ask for your vote as a shareholder of Associated Estates Realty Corporation (the “Company”) on certain matters to be voted on at the upcoming annual meeting of shareholders, which will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 7, 2008, at 10:00 a.m., local time.  We are mailing this proxy statement and the accompanying notice and proxy, along with our Annual Report to Shareholders, on or about March 28, 2008.

ABOUT THE MEETING

What Is the Purpose of the Annual Meeting of Shareholders?

        At the Company’s annual meeting of shareholders, shareholders will vote upon matters outlined in the accompanying notice of meeting, including the election of seven directors, a proposal to approve the Associated Estates Realty Corporation 2008 Equity-Based Award Plan and a proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2008.  We are not aware of any other matter that will be presented for your vote at the meeting.

Who Is Entitled to Vote?

        Only shareholders of record at the close of business on the record date, March 17, 2008, are entitled to receive notice of and to vote the common shares that they held on the record date at the meeting, or any postponement or adjournment of the meeting.  Each outstanding common share entitles such shareholders to cast one vote on each matter to be voted on.  As of the record date, the Company had outstanding 16,380,465 common shares.

Who Can Attend the Meeting?

        Only shareholders as of the record date, or their duly appointed proxies, may attend the meeting.  Please note that if you hold your shares in “street name” (that is, through a broker or other nominee), your name does not appear in the Company’s records and you will need to bring a copy of your brokerage statement reflecting your ownership of common shares as of the record date.

When and Where Is the Meeting?

        The meeting will be held at The Forum, One Cleveland Center, 1375 E. Ninth St., Cleveland, Ohio 44114, on Wednesday, May 7, 2008, at 10:00 a.m., local time.  Parking is available at One Cleveland Center.  You can enter the parking garage from either St. Clair Ave. or Rockwell Ave.  There will be a fee of approximately $10.00 charged for parking in that garage.  If that garage is full, there are other parking facilities within walking distance of One Cleveland Center.

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What Constitutes a Quorum?

A quorum for the transaction of business at the meeting requires the presence, either in person or by proxy, of the holders of a majority of the common shares outstanding on the record date.  Proxies received by the Company but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of establishing a quorum.

What Vote Is Required to Approve each Proposal Assuming that a Quorum Is Present at the Annual Meeting of Shareholders?

        Proposal One: Election of Directors.  The seven director nominees who receive the greatest number of affirmative votes will be elected directors.  Abstentions and broker non-votes will not count for or against any nominee for director.

        Proposal Two: Approval of the 2008 Associated Estates Realty Corporation Equity-Based Award Plan.  The affirmative vote of a majority of the votes cast is required for the approval of the Associated Estates Realty Corporation 2008 Equity-Based Award Plan.  If you abstain from voting on this proposal, it will have the same effect as a vote “against” this proposal.  Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.

Proposal Three: Ratification of the Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Accountants.  The Audit Committee plans to reappoint PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm to audit our financial statements for calendar year 2008.  Although ratification is not required, the Board of Directors is submitting this appointment to our shareholders for ratification as a matter of good corporate practice.  See page 32 under “Proposal Three” for additional information.  A majority of the votes cast is required for the approval of this proposal.  If you abstain from voting on this proposal, it will have the same effect as a vote “against” this proposal.

How Do I Vote?

        You may cast your vote in person at the meeting or by any one of the following ways:

        By Telephone: You may call the toll-free number printed on your proxy card.  Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares.  You will be able to confirm that your vote has been properly recorded.  Telephone voting is available 24 hours a day.  If you vote by telephone, you do not need to return your proxy card.

        Over the Internet: You may visit the website printed on your proxy card.  Follow the simple instructions and use the personalized control number printed on your proxy card to vote your shares.  You will be able to confirm that your vote has been properly recorded.  Internet voting is available 24 hours a day.  If you vote over the Internet, you do not need to return your proxy card.

        By Mail: You may mark, sign and date the enclosed proxy card and return it in the enclosed postage-paid envelope.

By Broker: If you own shares beneficially through a bank, broker or otherwise, the institution that holds your shares will enclose telephone and Internet voting instructions when sending our proxy statement to you, if these voting methods are available through the institution.

Each proxy that is received timely, properly signed and not subsequently revoked, will be voted at the meeting in accordance with the directions of the shareholder.  If a proxy is properly signed but incomplete or if you do not provide instructions, the proxy will be voted: 1) FOR the election of each nominee to serve as a director of the Company; 2) FOR the approval of the 2008 Associated Estates Realty Corporation Equity-Based Award Plan; 3) FOR the ratification of the appointment of the Company’s independent accountants; and 4) pursuant to the discretion of the appointed proxies for any other action properly brought before the meeting.

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Can I Revoke My Proxy?

        You may revoke or change your vote at any time before your proxy has been exercised by filing a written notice of revocation or a duly executed proxy bearing a later date with the Company at the Company’s principal address indicated on the attached Notice of Annual Meeting of Shareholders, or by giving notice of revocation to the Company in open meeting.  However, your presence at the annual meeting of shareholders alone will not be sufficient to revoke your previously granted proxy.

How Will the Proxy Solicitation Be Conducted?

        This solicitation of proxies is made by and on behalf of the Board of Directors.  The cost of the solicitation of your proxy will be borne by the Company.  In addition to solicitation of proxies by mail and electronically, officers and regular employees of the Company may solicit proxies in person, by telephone or facsimile.  These officers and employees will not receive any additional compensation for their participation in the solicitation.  The Company has retained Georgeson Shareholder Communications, Inc. at an estimated cost of $8,000 plus reimbursement of expenses, to assist in the solicitation of proxies from brokers, nominees, institutions and individuals.

PROPOSAL ONE: ELECTION OF DIRECTORS

        At the annual meeting of shareholders, unless you specify otherwise, the common shares represented by your proxy will be voted to re-elect Messrs. Adams, Delaney, Friedman, Gibbons, Milstein, Schoff and Schwarz.  Each director elected will serve until the next annual meeting of shareholders and until his successor is elected and qualified.

        If for any reason any of the nominees is not a candidate at the time of the election (which is not expected), the common shares represented by your proxy will be voted for the election of a substitute nominee designated by the Board of Directors as recommended by the Nominating and Corporate Governance Committee.

        The following table contains information with respect to each nominee:

Nominees for Election at the Annual Meeting of Shareholders

			Director
Name	Age	Principal Occupation	Since
Albert T. Adams	57	Partner, Baker & Hostetler LLP	1996

James M. Delaney	73	Consultant, AON Risk Services	1999

Jeffrey I. Friedman	56	Chairman of the Board, President and Chief Executive	1993
		Officer of the Company
Michael E. Gibbons	55	Senior Managing Director and Principal, Brown Gibbons	2004
		Lang & Company L.P.
Mark L. Milstein	45	Project Manager, J. Holden Construction	1993

James A. Schoff	62	Special Advisor to the CEO of Developers Diversified	2006
		Realty Corporation
Richard T. Schwarz	56	Limited Partner, Edgewater Capital Partners	1994

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Business Experience of Directors

        Albert T. Adams has been a partner of the law firm of Baker & Hostetler LLP in Cleveland, Ohio, since 1984, and has been associated with the firm since 1977.

        James M. Delaney has served as a consultant to AON Risk Services, a risk management firm, since 1997.  Mr. Delaney served as office managing partner of Deloitte & Touche, Cleveland, Ohio, from 1989 until his retirement in June 1997, having joined its predecessor firm in 1958.

        Jeffrey I. Friedman has been Chairman of the Board and Chief Executive Officer of the Company since its organization in July 1993, and served as the Company’s President from the Company’s organization to February 2000 and again since December 2002.  In 1974, Mr. Friedman joined the Company’s predecessor, Associated Estates Corporation, an owner and manager of multifamily residential apartment communities.  Mr. Friedman is the brother-in-law of Mark L. Milstein.

        Michael E. Gibbons has been the Senior Managing Director and Principal of Brown Gibbons Lang & Company L.P., a Cleveland-based investment banking firm, since its inception in 1989.  Mr. Gibbons also currently serves on the Board of Directors of Preformed Line Products, an international designer and manufacturer of overhead and underground network products and systems

        Mark L. Milstein has been a project manager for J. Holden Construction, a construction company, since 1999.  Mr. Milstein was President of Adam Construction Company, a general contractor, from 1993 to 1999 and a Senior Project Manager for Adam Construction Company from 1988 to 1993.  Mr. Milstein is the brother-in-law of Jeffrey I. Friedman.

        James A. Schoff has served as special advisor to the CEO of Developers Diversified Realty Corporation (“DDR”), a shopping center real estate investment trust, since 2004.  Mr. Schoff also served as Executive Vice President and Chief Operating Officer of DDR from 1993 to 1998, Vice Chairman and Chief Investment Officer of DDR from 1998 to 2002, and Senior Investment Officer of DDR from 2002 to 2003.

        Richard T. Schwarz has been a limited partner of Edgewater Capital Partners, a private equity investment firm, and a member of its board of operating advisors since July 2003.  In 1998, he co-founded Sycamore Partners LLC, a Cleveland-based investment and advisory firm focused on investing in businesses in northeast Ohio.  Prior to forming Sycamore, he was Director and President of Laurel Industries, Inc., a privately held chemical manufacturer and a subsidiary of Occidental Petroleum Corporation.  Mr. Schwarz is currently Chairman of the Board of Directors of Nine Sigma Inc., a privately held technology company.

How Often Did the Board of Directors Meet During 2007?

        The Board of Directors held five meetings in 2007.  In 2007, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and the committees of which he was a member.  The Company has a policy requiring director attendance at all Board of Directors meetings, absent unusual circumstances.  The Company expects its directors to attend the annual meeting of shareholders (which is usually held the same day as a meeting of the Board of Directors).  All of the Company’s directors serving at the time attended the 2007 annual meeting of shareholders.

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How Are Directors Compensated?

        Employees of the Company who are also directors are not paid any director fees.  In 2007, compensation for non-employee directors included the following:

•	An annual retainer fee of $35,000, paid in quarterly installments;

•

An additional annual retainer fee of $5,000, paid in quarterly installments, to the respective Chairs of the Executive Compensation, Finance and Planning and Nominating and Corporate Governance Committees;

•	An additional annual retainer fee of $7,500, paid in quarterly installments, to the Chair of the Audit Committee;

•	An additional annual retainer of $2,500, paid in quarterly installments, to the lead director;

•	Reimbursement of expenses related to attending Board of Directors and committee meetings; and

•	A grant of 3,000 restricted shares issued on May 2, 2007. The closing price of the Company’s stock on the date of that grant was $15.05.

        Non-employee directors are eligible for restricted share grants and stock option grants, which may be awarded from time to time by the Board of Directors.  The Company maintains a non-qualified deferred compensation plan for directors (the “Directors’ Deferred Compensation Plan”).  Each non-employee director has the opportunity to elect to defer fees earned in cash and/or equity awards into an account.  The amount of fees and equity awards are converted to share units.  These units are valued based on the Company’s share price and accrue dividend equivalents.  Distributions from each participant’s account are made in cash based on the instructions set forth by the participant at the time he elects to defer his compensation.  Because the value of a director’s account balance is determined by reference to the Company’s share price and because dividend equivalents received are equal to the dividend declared on the Company’s common shares, there are no above-market earnings on deferred compensation account balances.

The following table sets forth the compensation paid to the Company’s non-employee directors during 2007:

DIRECTOR COMPENSATION

			Change in
			Pension Value and
	Fees Earned or	Stock	Non-Qualified Deferred
	Paid in Cash	Awards	Compensation Earnings	Total
Name	($)(1)	($)(2)	($)(3)	($)
Albert T. Adams	40,000	-	-	40,000
James M. Delaney	42,500	-	-	42,500
Michael E. Gibbons	40,000	13,949	22,281	76,230
Mark L. Milstein	35,000	36,063	-	71,063
James A. Schoff	35,000	11,491	31,696	78,188
Richard T. Schwarz	42,500	11,633	-	54,133

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(1)	Messrs. Adams, Gibbons and Schoff have elected to defer the fees earned in cash into the Directors’ Deferred Compensation Plan.

(2)

A grant of 3,000 restricted shares was issued to each non-employee director on May 2, 2007, and the closing price of the Company’s stock on that date was $15.05.  The amounts reflect dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R) and include restricted shares granted and deferred “share units” accrued during and prior to 2007.  Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K, for the year ended December 31, 2007, filed with the SEC on February 27, 2008.  Messrs. Adams, Delaney, Gibbons, Schoff, and Schwarz elected to defer their restricted share award into the Directors’ Deferred Compensation Plan.

(3)

The amounts reflect the change in fair value of deferral accounts under the Directors’ Deferred Compensation Plan.  Amounts credited to deferral accounts are converted to “share units” which are valued based upon the closing price of the Company’s common shares at the end of each reporting period.  Each deferral account is increased when the Company pays a dividend on the Company’s common shares by the number of share units that represent the dividend paid per share multiplied by the number of share units in the account on the date of record for the related dividend payment.  At the end of each reporting period, the total value of the deferred compensation is adjusted for increases in share units and for changes in our common share price.  The accounts of Messrs. Adams, Delaney and Schwarz had a decrease in total value $172,436, $80,681, and $19,590, respectively, due to the decrease of $4.30 in the Company’s share price in 2007.  Mr. Milstein had no compensation deferred under this plan as of December 31, 2007.

        The Company has adopted share ownership guidelines for members of the Board of Directors.  The guidelines provide that each director own Company common shares or common share equivalents having a value at least equal to such director’s annual retainer (including committee retainers) and that once that level is achieved such guidelines shall be deemed to have been satisfied without regard to any fluctuation in value in the Company’s common shares.  All of the members of the Board of Directors have met this ownership guideline.

        The Board of Directors recommends that shareholders vote FOR the nominees for election set forth above.

PROPOSAL TWO: TO APPROVE THE ASSOCIATED ESTATES
REALTY CORPORATION 2008 EQUITY-BASED AWARD PLAN

General

        The Associated Estates Realty Corporation 2008 Equity-Based Award Plan (the “2008 Equity-Based Award Plan”) was adopted by the Company’s Board of Directors on March 14, 2008, subject to approval by the Company’s shareholders.  The description herein is a summary of the 2008 Equity-Based Award Plan and is subject to and qualified by the complete text of the 2008 Equity-Based Award Plan, which is included as Appendix I.

        Shareholder approval is being sought in order that (i) the shares reserved for issuance under the 2008 Equity-Based Award Plan may be listed on the New York Stock Exchange (“NYSE”) pursuant to the rules of the exchange, (ii) the Company may grant options that qualify as incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”), and (iii) compensation attributable to equity-based awards will qualify as performance-based compensation, which would exempt such grants from the limits on the deductibility contained in the Omnibus Budget Reconciliation Act of 1993 (the “Act”) for federal income tax purposes of certain corporate payments to executive officers.

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        Under the 2008 Equity-Based Award plan, 750,000 common shares are available for awards.  The 2008 Equity-Based Award Plan is being submitted to the Company’s shareholders, in part, pursuant to the requirements of the Act.  The Act amended the Code to limit to $1 million per year the deduction allowed for federal income tax purposes for compensation paid to the Chief Executive Officer and the four other most highly compensated executive officers of a public company (the “Deduction Limit”).  The Deduction Limit, which was effective beginning in 1994, applies to compensation that does not qualify for any of the limited number of exceptions provided for in the Act (the “Non-Qualified Compensation”).  Under the Act, the Deduction Limit does not apply to compensation paid under a plan that meets certain requirements for “performance-based compensation.” Compensation attributable to a stock option is deemed to satisfy the requirement that compensation be paid on account of the attainment of one or more performance goals, if (i) the grant is made by a committee of directors, which meets certain criteria, (ii) the plan under which the option is granted states a maximum number of options that may be granted to any individual during a specified period of time, and (iii) the amount of compensation the individual could receive is based solely on the increase in the value of the common shares after the date of grant.  It is the Company’s intent to structure the 2008 Equity-Based Award Plan to satisfy the requirements for the performance-based compensation exception to the Deduction Limit and, thus, to preserve the full deductibility of all compensation paid thereunder to the extent practicable.  As a consequence, the Board of Directors has directed that the 2008 Equity-Based Award Plan, as it applies to participants, be submitted to the Company’s shareholders for approval in accordance with the requirements for the performance-based compensation exception to the Deduction Limit.

        The 2008 Equity-Based Award Plan provides for the grant to officers, other employees and directors of the Company, its subsidiaries and affiliates, of options to purchase common shares of the Company (the “Stock Options”), rights to receive the appreciation in value of common shares (the “Share Appreciation Rights”), awards of common shares subject to vesting and restrictions on transfer (the “Restricted Shares”), awards of common shares issuable in the future upon satisfaction of certain conditions (the “Deferred Shares”) and other awards based on common shares (the “Other Share-Based Awards”).  Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares and Other Share-Based Awards are collectively referred to as “Awards.”

        Under the terms of the Company’s 2001 Amended and Restated Equity Incentive Plan, 1,500,000 common shares were available for Awards at the inception of this plan.  In May of 2005, the Company sought and obtained shareholder approval of the 2001 Amended and Restated Equity Incentive Plan which included the authorization to increase the number of common shares available for Awards by 750,000 common shares.  The aggregate number of common shares subject to past and future awards under the approved plan was 2,250,000.  As of March 17, 2008, awards covering 1,887,319 common shares had been granted and remained unexercised under all of the Company’s equity incentive plans and 471,185 common shares were available for future awards.  The structure of the 2008 long-term incentive program for the named executives and the 2008 long-term incentive program for other employees was implemented in February of 2008.  If the objectives set forth under these long-term incentive programs are achieved at target levels, and if the non-employee directors receive a restricted share grant as a portion of their compensation, consistent with past practices, the Company projects granting 136,019 shares by February of 2009, assuming a stock price of $10.58.  This would result in 335,166 shares remaining for future grants under the 2001 Amended and Restated Equity Incentive Plan.  If the 2008 Equity-Based Award Plan is not approved by the shareholders, then any common shares that were allocated to the 2001 Amended and Restated Equity Incentive Plan, as approved, will remain reserved for issuance under that plan.

Under the 2001 Equity Incentive Plan and the proposed 2008 Equity-Based Award Plan, no participant may receive Stock Options or Share Appreciation Rights with respect to more than 125,000 common shares during any calendar year (the “Individual Limit”), subject to adjustment as described below.  In addition, in connection with the commencement of employment, a participant may be granted Stock Options or Share Appreciation Rights with respect to no more than 100,000 common shares, which will not count against the Individual Limit.

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        The following table sets forth certain information regarding the Company’s equity compensation plans as of December 31, 2007:

			Number of Securities Remaining
	Number of		Available for Future Issuance
	Securities to be	Weighted Average	Under Equity Compensation
	Issued Upon Exercise	Exercise Price of	Plans (Excluding Securities
Plan Category	of Outstanding Options	Outstanding Options	Reflected in the First Column)
Equity compensation plans
approved by security holders	1,532,385	$9.50	517,069

Equity compensation plans not
approved by security holders	30,000	$10.44	-

	1,562,385		517,069

        As of March 17, 2008, the Company had an aggregate of 1,562,385 options outstanding under the Company’s equity-based award plans with a weighted average exercise price of $9.52 per option and a weighted average term to expiration of 4.7 years.  The closing price of the common shares on the NYSE on March 17, 2008 was $10.58.  At that time, the aggregate market value of the 471,185 common shares that were available for grant under the 2001 Amended and Restated Equity Incentive Plan and the value of the 750,000 common shares that would be available under the 2008 Equity-Based Award Plan, if approved, was $4,985,137 and $7,935,000, respectively.

        The purpose of the 2008 Equity-Based Award Plan is to enable the Company to attract, retain and reward employees and directors of the Company and strengthen the mutuality of interests of employees, directors and the Company’s shareholders by offering such employees and directors equity-based incentives.  In addition, equity-based awards are part of the total compensation package provided to employees at many levels of management within the Company.  The Company’s philosophy is to provide opportunities for ownership deep into the management levels of the Company and to have a portion of an employee’s incentive potential payable in equity-based awards.  The opportunity to earn equity-based awards is performance driven.  In 2007, all six non-employee directors and approximately 125 employees received equity-based awards from the Company.

        The 2008 Equity-Based Award Plan is administered by the Executive Compensation Committee of the Company’s Board of Directors (the “Committee”).  The Committee consists of three members of the Board of Directors, all of whom are “outside directors” (within the meaning set forth in Section 162(m) of the Code) and independent under the NYSE’s listing standards and the Company’s Corporate Governance Guidelines.

        The Committee has full power to interpret and administer the 2008 Equity-Based Award Plan and full authority to select participants to whom Awards will be granted and to determine the type and amount of Awards to be granted to each participant, the terms and conditions of Awards granted and the terms and conditions of the agreements evidencing Awards to be entered into with participants.  As to the selection and grant of Awards to participants who are not subject to Section 16(b) of the Securities and Exchange Act of 1934, the Committee may delegate its responsibilities to members of the Company’s management consistent with applicable law.  The 2008 Equity-Based Award Plan does not provide for “reload” options or option repricing.

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        Subject to any shareholder approval requirement of the NYSE or applicable law, the Committee has the authority to adopt, alter and repeal such rules, guidelines and practices governing the 2008 Equity-Based Award Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the 2008 Equity-Based Award Plan and any Award issued under the 2008 Equity-Based Award Plan (and any agreements relating thereto); and to otherwise supervise the administration of the 2008 Equity-Based Award Plan.

Terms of Stock Options

        The Committee may grant Stock Options that either (i) qualify as incentive stock options (the “Incentive Stock Options”) under Section 422A of the Code, (ii) do not qualify as incentive stock options (the “Non-Qualified Stock Options”) or (iii) both.  To qualify as an Incentive Stock Option, an option must meet certain requirements set forth in the Code.  Options will be evidenced by the execution of a Stock Option Agreement in the form approved by the Committee.

        The option price per common share under a Stock Option will be determined by the Committee at the time of grant and will be not less than 100% of the fair market value of the common shares at the date of grant, or with respect to Incentive Stock Options, 110% of the fair market value of the common shares at the date of grant in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.  Once granted, the option price may not be amended, or “repriced”.

        The term of each Stock Option will be determined by the Committee and may not exceed ten years from the date the option is granted or, with respect to Incentive Stock Options, five years in the case of a participant who, at the date of grant, owns shares possessing more than 10% of the total combined voting power of all classes of stock of the Company.

        Subject to Section 409A of the Code, the Committee will determine the time or times at which and the conditions under which each Stock Option may be exercised.  Generally, options will not be exercisable prior to six months following the date of grant.  No Stock Options are transferable by the participant other than (i) by will or by the laws of descent and distribution; or (ii) pursuant to a qualified domestic order.  If permitted by the applicable Stock Option agreement, a participant may transfer Stock Options, other than Incentive Stock Options, during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations.

        If a participant’s employment by the Company terminates by reason of disability or death, a Stock Option becomes immediately and automatically vested and exercisable and may be exercised for a period of two years from the time of death or termination due to disability (one year in the case of Incentive Stock Options).

        Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates for cause, any unvested Stock Options will be forfeited and terminated immediately and any vested Stock Options may be exercised for a period of 30 days from the time of termination of employment for cause.

        Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment with the Company terminates for any reason other than death, disability or for cause, all Stock Options shall terminate 90 days after the date employment terminates.

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Terms of Share Appreciation Rights

        The Committee shall determine the participants to whom and the time or times at which grants of Share Appreciation Rights (“SARs”) will be made and the other terms and conditions thereof.  Any SAR granted under the 2008 Equity-Based Award Plan shall be in such form as the Committee may from time to time approve.  In the case of a Non-Qualified Stock Option, a SAR may be granted either at or after the time of the grant of the related Non-Qualified Stock Option.  In the case of an Incentive Stock Option, a SAR may be granted in connection with the Incentive Stock Option at the time the Incentive Stock Option is granted and exercised at such times and under such conditions as may be specified by the Committee in the participant’s Stock Option Agreement.

        SARs generally entitle the holder to receive an amount in cash or common shares (as determined by the Committee) equal in value to the excess of the fair market value of a common share on the date of exercise of the SAR over the per share exercise price of the related Stock Option.  The Committee may limit the amount that the participant will be entitled to receive upon exercise of any SAR.

        Upon exercise of a SAR and surrender of the related portion of the underlying Stock Option, the related Stock Option is deemed to have been exercised.  SARs will be exercisable only to the extent that the Stock Options to which they relate are exercisable; provided that a SAR granted to a participant who is subject to Section 16(b) of the Securities Exchange Act of 1934 will not be exercisable at any time prior to six months and one day from the date of grant.

        SARs shall be transferable and exercisable to the same extent and under the same conditions as the underlying Stock Option.

Terms of Awards of Restricted Shares

        The Committee may grant Restricted Shares and determine when and to whom such grants will be made, the number of shares to be awarded, the date or dates upon which Restricted Shares will vest, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of such Awards.  The Committee may condition Restricted Share Awards on the attainment of performance goals or such other factors as the Committee may determine.

        Subject to the provisions of the 2008 Equity-Based Award Plan and the applicable Restricted Share Award agreement, during a period set by the Committee commencing with the date of the Award (the “Restriction Period”), the participant will not be permitted to sell, transfer, pledge, assign or otherwise encumber such Restricted Shares, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order.  If permitted by the applicable Restricted Shares agreement, a participant may transfer Restricted Shares during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations.  The Committee may permit such restrictions to lapse in installments within the Restriction Period or may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine.  Prior to the lapse of the restrictions on the Restricted Shares, the participant will have all rights of a shareholder with respect to the shares, including voting and dividend rights (except that the Committee may permit or require the payment of cash dividends to be deferred and reinvested in additional Restricted Shares or otherwise reinvested), subject to the conditions and restrictions on transferability of such Restricted Shares or such other restrictions as are enumerated specifically in the participant’s Restricted Share Award agreement.  The Committee or Board of Directors will determine at the time of grant whether share dividends issued with respect to Restricted Shares will be paid in cash, deferred or reinvested as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Restricted Shares with respect to which such dividends are issued.

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        Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates by reason of death or disability, any Restricted Shares held by such participant shall become immediately and automatically vested in full and any restrictions shall lapse.

        Unless otherwise determined by the Committee at or after the time of grant, in the event that employment of a participant who holds Restricted Shares is terminated for any reason other than death or disability, the participant will forfeit such Restricted Shares that are unvested or subject to restrictions in accordance with the applicable provisions of the Restricted Share Award agreement and in accordance with the terms and conditions established by the Committee.

Terms of Awards of Deferred Shares

        The Committee may grant Awards of Deferred Shares under the 2008 Equity-Based Award Plan, which will be evidenced by an agreement between the Company and the participant.  The Committee determines when and to whom Deferred Shares will be awarded, the number of shares to be awarded, and the duration of the period during which, and the conditions under which, receipt of shares will be deferred.  The Committee may condition an Award of Deferred Shares on the attainment of specified performance goals or such other factors as the Committee may determine.

        Deferred Shares Awards generally may not be sold, assigned or transferred, except (i) by will or by the laws of descent and distribution, or (ii) pursuant to a qualified domestic order.  If permitted by the applicable Deferred Shares agreement, a participant may transfer Deferred Shares during the participant’s lifetime (i) to one or more members of the participant’s family, to one or more trusts for the benefit of one or more members of the participant’s family or to a partnership or partnerships of members of the participant’s family, or (ii) to charitable organizations.  At the expiration of the deferral period, share certificates shall be delivered to the participant in a number equal to the shares covered by the Deferred Shares Award.  Amounts equal to any dividends declared during the deferral period with respect to the number of shares covered by a Deferred Shares Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee.

        Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company terminates by reason of death or disability, any Deferred Shares held by such participant will become immediately and automatically vested and any restriction shall lapse permitting the participant or the participant’s representative to exercise the award any time until the expiration of the 2008 Equity-Based Award Plan.

        Unless otherwise determined by the Committee at or after the time of grant, if a participant’s employment by the Company is terminated for any reason other than death or disability, the Deferred Shares which are unvested or subject to restriction will thereupon be forfeited.  Any restrictions under a Deferred Shares Award may be accelerated or waived by the Committee at any time.

Terms of Other Share-Based Awards

        The Committee may grant other Awards of common shares and other Awards, including dividend equivalent rights, that are valued in whole or in part by reference to, or are otherwise based on, common shares.  Other Share-Based Awards may be granted either alone, in addition to or in tandem with other Awards granted under the 2008 Equity-Based Award Plan or cash awards made outside the 2008 Equity-Based Award Plan.

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        Generally, common shares awarded pursuant to Other Share-Based Awards may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the common shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period or requirement is satisfied or lapses.  In addition, the recipient of such an Award will usually be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the Award, as determined at the time of the Award by the Committee, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional common shares or otherwise reinvested.  Common shares covered by any such Award shall vest or be forfeited to the extent so provided in the Award agreement, as determined by the Committee.  In the event of the participant’s disability or death, Other Share-Based Awards will become immediately and automatically vested and any restriction shall lapse, permitting the participant or the participant’s representative to exercise the award at any time until the expiration of the 2008 Equity-Based Award Plan.

        Each Other Share-Based Award shall be confirmed by, and subject to the terms of, an agreement or other instrument between the Company and the participant.  Common shares (including securities convertible into common shares) issued on a bonus basis as Other Share-Based Awards shall be issued for no cash consideration.  Common shares (including securities convertible into common shares) purchased pursuant to Other Share-Based Awards shall bear a price at least equal to the fair market value of the common shares on the date of grant.

Change in Control

        Certain acceleration and valuation provisions take effect with respect to Awards upon the occurrence of a Change in Control, a 409A Change in Control or a Potential Change in Control (each as defined in the 2008 Equity-Based Award Plan) of the Company.

In the event of a Change in Control or a Potential Change in Control, any Stock Options, Restricted Shares, Deferred Shares and Other Share-Based Awards awarded under the 2008 Equity-Based Award Plan shall become fully vested and SARs shall become immediately exercisable, on the date of the Change in Control, 409A Change in Control or Potential Change in Control.  Unless otherwise determined by the Committee at or after grant but prior to (i) any Change in Control or Potential Change in Control, each outstanding Award (other than an award subject to Code Section 409A) will be cashed out (and the Award terminated) based on the amount, if any, by which the Change in Control Price (as defined in the 2008 Equity-Based Award Plan) as of the date of such Change in Control or such Potential Change in Control exceeds the exercise price or other purchase price, if any, payable by the participant with respect to such Award or (ii) any 409A Change in Control, each outstanding  409A Award (as defined in the 2008 Equity-Based Award Plan) will be cashed out (and such 409A Award terminated) based on the amount, if any, by which the Change in Control Price as of the date of such 409A Change in Control exceeds the exercise price or other purchase price, if any, payable by the participant with respect to such 409A Award.  A 409A Award may be cashed out upon a Potential Change in Control or a Change in Control that does not constitute a 409A Change in Control only with the written consent of the Company and the participant.

Adjustments for Stock Dividends, Mergers, Etc.

        In the event of any merger, reorganization, consolidation, recapitalization, stock split, stock dividend or other change in corporate structure affecting the common shares, the Committee shall make such substitution or adjustment in the aggregate number of shares reserved for issuance under the 2008 Equity-Based Award Plan, in the Individual Limit, in the number and option price of shares subject to outstanding Stock Options, and in the number of shares subject to other outstanding Awards under the 2008 Equity-Based Award Plan as it determines to be appropriate, provided that the number of common shares subject to any Award shall always be a whole number.  Any fractional shares will be eliminated.

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Termination and Amendment of the 2008 Equity-Based Award Plan

        Awards may be granted under the 2008 Equity-Based Award Plan at any time until and including May 7, 2018, on which date the 2008 Equity-Based Award Plan will expire except as to Awards then outstanding.  Awards outstanding at that time will remain in effect until they have been exercised, have expired or have been forfeited.

        The Board of Directors may at any time amend, alter or discontinue the 2008 Equity-Based Award Plan, but no such amendment, alteration or discontinuation will be made that (i) impairs the rights of a participant under an Award theretofore granted without the participant’s consent or (ii) requires shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the common shares are traded), unless such shareholder approval is received.  The Company will submit to its shareholders, for their approval, any material revisions to the 2008 Equity-Based Award Plan so long as such approval is required by law or regulations (including any applicable regulation of an exchange on which the common shares are traded).

Federal Tax Consequences

        With respect to Incentive Stock Options, in general, for federal income tax purposes under the present law:

(i)    Neither the grant nor the exercise of an Incentive Stock Option, by itself, results in income to the participant; however, the excess of the fair market value of the common shares at the time of exercise over the option price is includable in alternative minimum taxable income (unless there is a disposition of the common shares acquired upon exercise of the Stock Option in the taxable year of exercise) which may, under certain circumstances, result in an alternative minimum tax liability to the participant.

(ii)   If the common shares acquired upon exercise of an Incentive Stock Option are disposed of in a taxable transaction after the later of two years from the date on which the Incentive Stock Option is granted or one year from the date on which such common shares are transferred to the participant, long-term capital gain or loss will be realized by the participant in an amount equal to the difference between the amount realized by the participant and the participant’s basis which, except as provided in (v) below, is the exercise price.

(iii)  Except as provided in (v) below, if the common shares acquired upon the exercise of an Incentive Stock Option are disposed of within the two-year period from the date of grant or the one-year period after the transfer of the common shares to the participant (a “disqualifying disposition”):

(a)   Ordinary income will be realized by the participant at the time of such disposition in the amount of the excess, if any, of the fair market value of the common shares at the time of such exercise over the option price, but not in an amount exceeding the excess, if any, of the amount realized by the participant over the option price.

(b)   Short-term or long-term capital gain will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the amount realized over the fair market value of the common shares at the time of such exercise.

(c)     Short-term or long-term capital loss will be realized by the participant at the time of any such taxable disposition in an amount equal to the excess, if any, of the option price over the amount realized.

(iv)  No deduction will be allowed to the Company with respect to Incentive Stock Options granted or common shares transferred upon exercise thereof, except that if a disposition is made by the participant within the two-year period or the one-year period referred to above, the Company will be entitled to a deduction in the taxable year in which the disposition occurred in an amount equal to the ordinary income realized by the participant making the disposition.

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(v)   With respect to the exercise of an Incentive Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period (except for purposes of the one-year period referred to in (iii) above) of the participant in common shares received will include his holding period in the common shares surrendered.  To the extent that the number of common shares received exceeds the number of common shares surrendered, no taxable income will be realized by the participant at that time; such excess common shares will be considered Incentive Stock Option stock with a zero basis; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.  If the common shares surrendered were acquired as the result of the exercise of an Incentive Stock Option and the surrender takes place within two years from the date the Incentive Stock Option relating to the surrendered common shares was granted or within one year from the date of such exercise, the surrender will result in a disqualifying disposition and the participant will realize ordinary income at that time in the amount of the excess, if any, of the fair market value at the time of exercise of the common shares surrendered over the basis of such common shares.  If any of the common shares received are disposed of in a disqualifying disposition, the participant will be treated as first disposing of the common shares with a zero balance.

        With respect to Non-Qualified Stock Options, in general, for federal income tax purposes under present law:

(i)    The grant of a Non-Qualified Stock Option by itself does not result in income to the participant.

(ii)   Except as provided in (v) below, the exercise of a Non-Qualified Stock Option (in whole or in part, according to its terms) results in ordinary income to the participant at that time in an amount equal to the excess (if any) of the fair market value of the common shares on the date of exercise over the option price.

(iii)  Except as provided in (v) below, the tax basis of the common shares acquired upon exercise of a Non-Qualified Stock Option, which is used to determine the amount of any capital gain or loss on a future taxable disposition of such shares, is the fair market value of the common shares on the date of exercise.

(iv)  No deduction is allowable to the Company upon the grant of a Non-Qualified Stock Option but, upon the exercise of a Non-Qualified Stock Option, a deduction is allowable to the Company at that time in an amount equal to the amount of ordinary income realized by the participant exercising such Option if the Company deducts and withholds appropriate federal withholding tax.

(v)   With respect to the exercise of a Non-Qualified Stock Option and the payment of the option price by the delivery of common shares, to the extent that the number of common shares received does not exceed the number of common shares surrendered, no taxable income will be realized by the participant at that time, the tax basis of the common shares received will be the same as the tax basis of the common shares surrendered, and the holding period of the participant in the common shares received will include his holding period in the common shares surrendered.  To the extent that the number of common shares received exceeds the number of common shares surrendered, ordinary income will be realized by the participant at that time in the amount of the fair market value of such excess common shares; the tax basis of such excess common shares will be equal to the fair market value of such common shares at the time of exercise; and the holding period of the participant in such common shares will begin on the date such common shares are transferred to the participant.

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        The Company is not entitled to deduct annual remuneration in excess of $1 million Deduction Limit paid to certain of its employees unless such remuneration satisfies an exception to the Deduction Limit, including an exception for performance-based compensation.  Thus, unless Stock Options granted under the 2008 Equity-Based Award Plan satisfy an exception to the Deduction Limit, the Company’s deduction with respect to Non-Qualified Stock Options and Incentive Stock Options with respect to which the holding periods set forth above are not satisfied will be subject to the Deduction Limit.

        Under Treasury Regulations, compensation attributable to a stock option is deemed to be performance-based compensation or to satisfy the performance-based compensation test if:

        “the grant is made by the compensation committee; the plan under which the option ...  is granted states the maximum number of shares with respect to which options may be granted during a specified period to any employee; and, under the terms of the option ... the amount of compensation the employee could receive is based solely on an increase in the value of the stock after the date of grant ....”

        If Proposal Two is approved by the shareholders and the Committee makes the grants, the Company’s deduction with respect to options granted under the 2008 Equity-Based Award Plan would not be subject to the Deduction Limit.

        The federal income tax information presented herein is only a general summary of the applicable provisions of the Code and regulations promulgated thereunder as in effect on the date of this proxy statement.  The actual federal, state, local and foreign tax consequences to the participant may vary depending upon his particular circumstance.

Vote Required for Approval

        Under NYSE regulations and the Code, the affirmative vote of a majority of the votes cast is required to adopt this proposal.  Broker non-votes will not be treated as voting on the proposal and, therefore, will not count for or against this proposal.

        The Board of Directors recommends that shareholders vote FOR the proposal to approve the Associated Estates Realty Corporation 2008 Equity-Based Award Plan.

CORPORATE GOVERNANCE

        The Board of Directors adopted Corporate Governance Guidelines to assist the Board of Directors in the exercise of its responsibilities and to serve the best interests of the Company and its shareholders.  A copy of the Company’s Corporate Governance Guidelines is posted on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

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Codes of Ethics

        Code of Ethics for Senior Financial Officers.  The Company has a Code of Ethics for Senior Financial Officers that applies to the principal executive officer, principal financial officer and director of financial reporting (collectively, “Senior Financial Officers”) of the Company.  The code requires Senior Financial Officers to act with honesty and integrity; to endeavor to provide information that is full, fair, accurate, timely and understandable in all reports and documents that the Company files with, or submits to, the Securities and Exchange Commission (“SEC”) and other public filings or communications made by the Company; to endeavor to comply faithfully with all laws, rules and regulations of federal, state and local governments and all applicable private or public regulatory agencies; to proactively promote ethical behavior among peers and subordinates in the workplace and to promptly report to the Audit Committee any violation or suspected violation of the code.  The code is posted on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.  Any waiver of any provision of the code for executive officers or directors may only be made by the Audit Committee or the Board of Directors and will be promptly disclosed in a filing on Form 8-K with the SEC or, subject to satisfaction of any condition established by the SEC, by posting on the Company’s web site.

        Code of Business Conduct and Ethics.  The Company has a Code of Business Conduct and Ethics that applies to all employees, officers and directors of the Company.  The code includes provisions covering compliance with laws and regulations, insider trading practices, conflicts of interest, confidentiality, protection and proper use of Company assets, accounting and recordkeeping, corporate opportunities, fair competition and fair dealing, business gifts and entertainment, payments to government personnel and the reporting of illegal or unethical behavior.  The code is posted on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.  Any waiver of any provision of the code granted to an executive officer or director may only be made by the Board of Directors or a Committee of the Board of Directors authorized to do so and will be promptly disclosed as required by applicable laws or NYSE listing standards.

Independent Directors

        The Corporate Governance Guidelines adopt criteria for the determination of director independence that are consistent with those of the NYSE listing standards.  The Board of Directors has determined that all of the nominees for director, except for Messrs.  Friedman and Milstein, are “independent directors” within the meaning of the NYSE listing standards.  Albert T.  Adams is a partner in the law firm of Baker & Hostetler LLP, which has provided (and is expected to continue providing) legal services to the Company; however, the Board of Directors affirmatively determined that Mr. Adams is an “independent director” within the meaning of the NYSE listing standards and that his relationship with Baker & Hostetler LLP does not interfere with his exercise of independent judgment as a director.  James M. Delaney is a consultant to AON Risk Management Services, which is a vendor of the Company; however, the Board of Directors affirmatively determined that Mr. Delaney is an “independent director” within the meaning of the NYSE listing standards and that his relationship with AON Risk Management Services does not interfere with his exercise of independent judgment as a director.

Executive Session

        The non-employee directors of the Board of Directors regularly meet in executive session without management.  Mr. Schwarz currently serves as lead director.  The lead director serves as a liaison between the Chairman of the Board and other directors and presides at meetings of non-employee directors.

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Board Committees

        The Board of Directors has an Audit Committee, an Executive Committee, an Executive Compensation Committee, a Finance and Planning Committee, a Pricing Committee and a Nominating and Corporate Governance Committee.  All of the members of the Board of Directors’ Audit, Executive Compensation and Nominating and Corporate Governance Committees are independent directors under the NYSE listing standards.

Nominating and Corporate Governance Committee

        The Nominating and Corporate Governance Committee is comprised of Messrs. Adams (Chairman), Delaney and Schwarz, all of whom are independent.  The Nominating and Corporate Governance Committee held two meetings in 2007.  This Committee was formed to assist the Board of Directors in identifying individuals qualified to become members of the Board of Directors; to recommend Board committee structure, membership and operations; to develop and recommend to the Board of Directors a set of effective corporate governance policies and procedures; and to lead the Board of Directors in its annual review of the Board’s performance.

        The Nominating and Corporate Governance Committee will consider suggestions forwarded by shareholders to the Secretary of the Company concerning qualified candidates for election as directors.  To recommend a prospective nominee for the Nominating and Corporate Governance Committee’s consideration, a shareholder must submit the candidate’s name and qualifications to the Company’s Secretary, Martin A. Fishman, at the following address: 1 AEC Parkway, Richmond Heights, Ohio 44143.  The Nominating and Corporate Governance Committee has not established specific minimum qualifications a candidate must have in order to be recommended to the Board of Directors.  However, in determining qualifications for new directors, it will consider a potential member’s qualification as independent under the NYSE listing standards, as well as age, skill and experience in the context of the needs of the Board of Directors.  The Nominating and Corporate Governance Committee recommends a slate of nominees to the Board of Directors for election by shareholders at the Company’s annual meeting.  Although the Nominating and Corporate Governance Committee may retain a Board search consultant to supplement the pool of Board of Directors candidates, it has not engaged a consultant at this time.

        The Nominating and Corporate Governance Committee recommended to the Board of Directors each of the nominees identified in “Proposal One: Election of Directors” on page 3.

        A current copy of the Nominating and Corporate Governance Committee’s charter is available to shareholders on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Audit Committee

        The Audit Committee is comprised of Messrs. Delaney (Chairman), Gibbons and Schwarz, all of whom are independent as required by Section 10A of the Securities Exchange Act of 1934.  Mr. Delaney, a retired partner of Deloitte & Touche LLP, chairs the Audit Committee.  The Board of Directors has determined that Mr. Delaney is a “financial expert” within the meaning of Item 401 of Regulation S-K under the federal securities laws.  The Audit Committee held nine meetings in 2007.

        The Audit Committee is responsible for assisting the Board of Directors in overseeing the following primary areas: (i) the integrity of the financial statements of the Company, (ii) the Company’s compliance with legal and regulatory requirements, (iii) the Company’s independent auditor’s qualifications and independence, and (iv) the performance of the Company’s internal audit function and independent auditors.

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        A current copy of the Audit Committee’s charter is available to shareholders on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Report of the Audit Committee

        The Audit Committee reviews the Company’s financial reporting practices on behalf of the Board of Directors.  Management is responsible for the financial statements and the reporting process, including the system of internal controls.  The independent accountants are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles.

        The Audit Committee has:

•      Reviewed and discussed with the Company’s management and the Company’s independent accountants the audited financial statements of the Company contained in the Annual Report on Form 10-K for the year ended December 31, 2007;

•      Discussed with the Company’s independent accountants the matters required to be discussed pursuant to Statement of Accounting Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), which includes, among other items, matters related to the conduct of the audit of the Company’s financial statements; and

•     Received and reviewed the written disclosures and the letter from the Company’s independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants the independent accountants’ independence.

Based on the reviews and discussions described in the preceding bulleted paragraphs, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2007, be included in the Company’s Annual Report on Form 10-K filed with the SEC.

Audit Committee
James M. Delaney, Chairman
Michael E. Gibbons
Richard T. Schwarz

Finance and Planning Committee

        The Finance and Planning Committee, which consists of Messrs. Adams, Friedman, Gibbons (Chairman), Milstein and Schoff, assists the Board of Directors in matters relating to strategic planning and overall debt and capital structure of the Company.  The Finance and Planning Committee held two meetings in 2007.

        A current copy of the Finance and Planning Committee’s charter is available to shareholders on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

Executive Committee

        The Executive Committee, which consists of Messrs. Adams, Friedman (Chairman) and Milstein, possesses the power of the Board of Directors in the management of the business and affairs of the Company (other than filling vacancies on the Board of Directors or any of the Board of Directors’ committees) during intervals between meetings of the Board of Directors.  The Executive Committee held five meetings in 2007.

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Pricing Committee

        Effective May 2, 2007, the Board of Directors resolved to reconstitute the Pricing Committee, which consists of Messrs. Adams, Friedman (Chairman) and Gibbons.  The Pricing Committee establishes the price of securities issued by the Company from time to time, upon the authorization of the Board of Directors to issue such security offerings.  The Pricing Committee did not conduct any meetings in 2007.

Executive Compensation Committee

        The members of the Executive Compensation Committee (the “Committee”) are Messrs. Delaney, Schoff and Schwarz (Chairman), all of whom are independent.  The Executive Compensation Committee held three meetings in 2007.

        The Chairman of the Committee establishes the agenda for each Committee meeting with the assistance of the Chief Executive Officer and Vice President of Human Resources.  Meetings are attended by Committee members, as well as the Chief Executive Officer, Vice President of Human Resources, external legal counsel and, from time to time, a third party compensation consultant.  At each meeting, the Committee has the opportunity to meet in an executive session, absent the Chief Executive Officer and Vice President of Human Resources.  The Chairman of the Committee is responsible for updating the Board of Directors on all matters related to the executive compensation program.  The Committee has the authority to engage third party consultants to provide guidance and recommendations on matters related to the executive compensation program and may also delegate certain responsibilities related to administering the executive compensation program, including the granting of non-executive employees’ equity awards, to the Chief Executive Officer and Vice President of Human Resources.

        The Committee is responsible for assisting the Board of Directors in overseeing the following primary areas:

•      Reviewing and approving the goals and objectives relevant to the compensation of the Chief Executive Officer and the Company’s other elected officers and other officers who, together, comprise the five most highly compensated employees of the Company and ensuring those goals are aligned with the Company’s short and long-term objectives;

•      Reviewing, at least annually, the structure and compensation opportunities available under the Company’s executive and employee compensation plans in light of the Company’s goals and objectives;

•      Reviewing and approving salary, annual and long-term incentive compensation targets, performance objectives and payments for the executive officers of the Company;

•      Establishing the contribution and earnings rates under the Company’s Supplemental Executive Retirement Plan on an annual basis;

•      Evaluating, at least annually, the performance of the executive officers in light of the Company’s strategic plan and the goals and objectives of the Company’s executive compensation plans and establishing future compensation levels based upon this evaluation;

•      Reviewing and approving grants and awards to the executive officers and other participants under the Company’s equity-based compensation plans based on achievement of pre-determined goals and objectives;

•      Reviewing and approving compensation for members of the Board of Directors and any of its committees;

•     Reviewing and approving any employment agreements and severance agreements to be made with any existing or prospective executive officer of the Company; and

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•       Reviewing other broad-based human resources programs for employees as deemed appropriate by the Chief Executive Officer or as requested by the Board of Directors.

        A current copy of the Committee’s charter is available to shareholders on the Company’s web site, www.aecrealty.com, under “Investors” and a written copy is available to shareholders upon written request to the Company, to the attention of Investor Relations.

EXECUTIVE COMPENSATION

Executive Compensation Discussion and Analysis

Objectives of the Executive Compensation Program

        The executive compensation program supports the Company’s commitment to creating shareholder value, achieving performance objectives, attracting and retaining top organizational contributors and linking executives’ pay to their ability to influence financial and organizational objectives, with a focus on the Company’s current priorities and long-term goals.

        The Committee has overall responsibility for establishing, implementing and monitoring the executive compensation program for the executive officers named in the Summary Compensation Table and approving individual equity and cash awards under these programs.  The key components of the Company’s executive compensation program are base salary, annual incentives, longer-term, share-based incentives and retirement and welfare benefits.  Each of these components operates within an integrated total compensation program to ensure that executives are compensated equitably, both from an internal and external perspective.

        The integrated total compensation package is intended to compensate the Company’s executive officers between the median and the 75th percentile of the competitive peer groups, described in the introduction to the summary compensation table on page 24, and to provide the opportunities for executives to earn incentive-based compensation driven by the accomplishment of performance expectations.  The Committee believes the executive compensation program, in total, reflects the competitive market practices of the asset-based and size-based peer groups described on page 24.

        The Committee has engaged FPL Associates, a nationally recognized consulting firm to: (i) assist the Committee with identifying the peer groups, which were selected using a number of factors such as asset class, size, market capitalization, number of residential units and numbers of full-time equivalent employees; (ii) assess the overall framework of the Company’s executive compensation program; and (iii) make recommendations for an executive compensation program that was consistent with the Company’s compensation philosophy and objectives.  This included the design, development and implementation of a new long-term incentive plan.  The Committee also relied upon the consultant’s expertise for guidance and recommendations in establishing the overall compensation structure and individual compensation opportunities that were in place during 2007.

        The Committee reviews the overall executive compensation program and each executive’s compensation package at least annually.  A number of factors influence the Committee’s decisions in recommending and implementing adjustments to the executive compensation framework and each executive’s compensation package.  These factors include a competitive peer group analysis, individual performance, range of responsibilities relative to the Company’s business plan, internal pay equity, demonstrated competencies, value, contribution to the organization, experience and professional growth and development.  The peer group analysis is conducted by comparing each element of each executive’s compensation package and total remuneration to the compensation delivered to executives in similar positions within the peer groups.  This analysis is prepared with the help of the consultant and the Vice President of Human Resources and reflects compensation published in most recent proxy statements and in the consultant’s proprietary database.

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        The Committee works in concert with the Finance and Planning Committee and the Audit Committee to ensure that the targets established under the annual and long-term incentive plans support the Company’s strategic objectives and that those objectives are met.  The Committee also relies upon input from the Chief Executive Officer to ensure that the other executives are in agreement that the objectives related to the annual and long-term incentive plans are not only realistic but also challenging and motivating.  The Committee also relies upon the Chief Executive Officer to update it on the individual performance of each executive and may also seek the Chief Executive Officer’s recommendations for compensation adjustments delivered to each executive based on his performance, influence on the results of the organization and professional development.

        The Committee has delegated authority to the Chief Executive Officer to award grants of equity compensation from a discretionary pool to non-executive employees for purposes of fostering retention, rewarding performance or in conjunction with an offer of employment.  Fifty-thousand shares were initially allocated to this pool and 45,000 remain available for future grants as of December 31, 2007.

Elements of the Executive Compensation Program

Base Salary

        Base salary serves as the cornerstone for the executive compensation program and recognizes the relative value that an individual’s contribution brings to the Company.  Base salaries are intended to reflect the median salaries among the asset-based peer group as described later in this document.  The Committee approved base salary increases for each of the executive officers in 2007 in order to align each salary with a level that is more competitive with the peer groups and in recognition of individual and Company performance.

Annual Incentives

        Annual incentives emphasize pay for performance and serve as a key means of driving current objectives and priorities.  The Annual Incentive Program is intended to provide incentives to the Company's executive officers for achieving certain performance goals based on three metrics: same property net operating income ("NOI") targets as defined by the Committee, business unit objectives as recommended by the Chief Executive Officer and approved by the Committee and individual performance.  The business unit metric is not applicable to the Chief Executive Officer.  The weighting of each of these metrics varies for each officer from 0% to 80% of the total bonus opportunity.

        In December of 2006, after a comprehensive review of compensation among the companies in the then asset-based and size-based peer groups and in consideration of the Company’s objectives, the Committee adjusted the 2007 annual bonus opportunity for each of the executives.  The adjustments included introducing threshold and maximum award opportunities and the determination that future annual incentives would be delivered entirely in cash, consistent with industry practices, versus a mix of cash and equity awards.  The adjustments were intended to provide an annual incentive potential at threshold, target and maximum levels such that if objectives were achieved at target or maximum levels, the payments would be delivered at a level consistent with the median to seventy-fifth percentile of the then peer groups.

        In 2007, threshold, target and maximum annual incentive opportunities based on a percentage of base salary were established for each executive officer as follows: Jeffrey I. Friedman, Chief Executive Officer ("CEO") - 92%; John Shannon, Senior Vice President of Operations - 70%; Martin Fishman, Vice President and General Counsel - 40% and Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 60%.  Individual target awards were determined based on a peer group compensation analysis and are intended to provide award opportunities between the median and 75th percentile of the peer group.  Threshold and high opportunities generally range from 50% to 150% of target, respectively.

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        The 2007 NOI benchmark at target was established at 99% of budgeted same property NOI and was determined by deducting property operating and maintenance expenses from total property revenues.  Actual NOI achievement exceeded the pre-established target level objective that was approved by the Committee and the NOI component of each executive’s award was delivered at 139.7% of target.  Actual results are reviewed and confirmed by the Company’s Audit Committee prior to the Executive Compensation Committee approving any awards.

        The threshold, target and maximum business unit objectives for Mr. Shannon were formulaic and tied to budgeted operating margin.  Based on the pre-approved objectives and actual results, Mr. Shannon earned this component of his annual bonus at the maximum level, or 143%.  Threshold, target and maximum business unit objectives for Messrs. Fatica and Fishman were tied to timeliness and accuracy of information provided by their respective business units.  Because Messrs. Fishman and Fatica head corporate business units that do not have direct operational responsibilities it is more difficult to apply strict financial metrics to measure their respective contributions.  Consequently, business unit objectives for these persons are necessarily much more subjective and include such matters as their respective contributions to helping the Company achieve important objectives on a timely basis and ensuring accuracy of financial and other information within their respective areas of responsibility.  In consideration of the Company’s performance relative to the 2007 budget and objectives, and the influence each had on the results based on the recommendation of the Chief Executive Officer, the Committee approved the business unit component of the annual incentive at 125% of the target, which was above the target but less than the maximum opportunity.  The annual incentive opportunity for Mr. Friedman did not include a business unit component.

        The individual component of each executive’s annual bonus was based on overall individual performance, contributions to the organization, and individual development throughout the year.  The portion of the annual bonus payment related to each executive’s individual component was approved by the Committee based on a written self assessment of each executive’s performance and feedback provided by the Chief Executive Officer.  Mr. Shannon’s individual component was paid at the maximum level, or 143% of target.  The individual components of Messrs. Fatica’s and Fishman’s annual incentive were delivered at 139.7% and 132% of target, respectively.  Similar to the business unit component, the individual component of the annual incentive awarded to Messrs. Fatica and Fishman were delivered at a level above the target opportunity but less than the maximum.  The Executive Compensation Committee determined that Mr. Friedman’s performance throughout the year warranted a payout at the maximum level due to the Company’s strong performance during the year and Mr. Friedman’s leadership of the Company’s management team.  Award payouts were delivered in cash on March 7, 2008.

Long-Term Incentives

        Long-term incentives emphasize pay for performance and are linked to both the longer-term, strategic objectives of the Company and the long-term interests of shareholders.  The Committee believes that equity-based awards create stronger links to shareholder returns, reward long-term performance, and help to attract and foster the retention of executives who are in a position to most directly influence the long-term success of the Company.  Long-term incentive awards align executives’ interests with those of shareholders by reinforcing an ownership mentality and the importance of providing competitive long-term total returns to shareholders.

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        The portion of an executive’s total remuneration that is delivered through long-term compensation is determined by reviewing a competitive peer group analysis, which is prepared by the compensation consultant based on the most recent proxy data and the consultant’s proprietary database, individual performance, range of responsibilities relative to the Company’s business plan and contribution to the organization.  The peer group analysis is used not only as a guideline for determining appropriate target long-term award opportunities, but also to ensure the mix of total compensation delivered to each executive is competitive with similar positions within the peer groups.  In addition, the peer group analysis used to establish the 2007 long-term incentive plan (“LTIP”) also analyzed the methods of payment (such as the use of cash, stock options and restricted shares) used among the asset-based and sized-based peer groups to reward long-term performance.  In February of 2007, upon reviewing a competitive peer group analysis and contemplating the recommendations of the compensation consultant, the Committee established the terms of the 2007 long-term incentive plan and issued multi-year grants, as described below.  The 2007 long-term incentive plan included the introduction of threshold, target and maximum award opportunities.

         As with the other elements of the executive compensation package, long-term incentives are intended to provide award opportunities that are in line with the median to 75th percentile of the competitive peer groups.  Each executive officer has threshold, target, and maximum award opportunities that are expressed as a percentage of base salary.  Target LTIP opportunities based on a percentage of base salary for each executive are as follows: Jeffrey I. Friedman, CEO - 208%; John Shannon, Senior Vice President of Operations - 100%; Martin Fishman, Vice President and General Counsel - 50%; and Lou Fatica, Vice President, Treasurer and Chief Financial Officer - 80%.  Threshold and maximum opportunities generally range from 50% to 150% of target, respectively.

        The framework of the LTIP includes two components:

        (i)  A single-year component that comprises approximately 50% of the long-term award.  This component focuses on three metrics: total shareholder return ("TSR") (30% of the award), strategic objectives (35% of the award) and same store NOI growth (35% of the award) over a one-year period and continued employment with the Company.  Objectives are established annually at the beginning of the year and evaluated at the conclusion of the year.  Based on 2007 results as described in the next paragraph, the executives earned the NOI and strategic objectives components and a grant of restricted shares was issued.  One-third of those issued shares vest immediately and the remaining two-thirds vest in equal, annual installments.  Those restricted shares have voting rights and are entitled to receive dividends during the restricted period.

        Based on 2007 results, single year LTIP awards were delivered at 139.7% of the NOI target and 130% of the strategic objectives target.  Strategic objectives were tied to 2007 budgeted fixed charge coverage and interest coverage ratios.  The TSR component was not earned.  Awards were delivered in restricted shares and the number of shares granted to each executive was determined using the closing price of AEC common shares on February 25, 2007.

        (ii)  The second component is a multi-year component that focuses on performance over a three-year measurement period.  On an annualized basis, this component comprises 50% of the total LTIP and is intended to provide a total opportunity that is equal to three times the single year component.  The multi-year long-term component focuses on three-year TSR (75% of the award) and continued employment with the Company (25% of the award).  TSR threshold, target and high objectives are established at the beginning of the three-year measurement period and a grant of restricted shares is issued at that time.  Cumulative TSR must be at least 30% at the end of the three-year period in order for the TSR component of the multi-year LTIP to be earned.   Performance objectives related to cumulative TSR will be evaluated at the end of the three-year period and, if achieved, the shares will vest entirely one year after the conclusion of the three-year measurement period.  If TSR objectives are not met, only the portion of shares that is attributable to continued employment with the Company will vest.  Restricted shares have voting rights and dividends accrue and earn interest at a rate determined by the Committee during the restricted period.  That rate was determined to be 8.3%, which is consistent with the earnings rate on Supplemental Employee Retirement Plan account balances, as described later in this document.  Only the dividends and accrued interest attributable to shares that vest will be paid when shares vest.  Grants under the multi-year component are issued and metrics and objectives are established every three years.

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        Prior to 2007, the long-term awards were generally delivered through a combination of 50% non-qualified stock options and 50% restricted shares.  The non-qualified stock options were based on continued service with the Company and vest in one-third annual installments at the conclusion of each measurement period.  The vesting of the restricted shares is performance contingent and the vesting of up to one-sixth of the original restricted share grant may be accelerated at the end of each annual measurement period based upon the achievement of interim strategic objectives as set forth by the Committee at the beginning of the plan year.  Any of these restricted shares that have not vested previously will vest at the end of the three-year period if the overall three-year objective is met, or will be forfeited if the overall objective is not achieved.

        The goals under the 2006 LTIP are linked to the achievement of annual increases in funds from operations (FFO) per share and the maintenance of pre-established interest coverage and fixed charge coverage ratios.  Based on results as of December 31, 2007, and upon the approval of the Committee, one-sixth of these restricted shares vested on February 26, 2007.  One-half of the restricted shares that were granted in connection with the 2006 LTIP remain restricted and may vest in 2009 if the pre-established interest coverage and fixed charge coverage ratios are met as of December 31, 2008.

Under the 2005 LTIP, vesting of the restricted shares was directly linked to the disposition of pre-determined number of properties over a period that began in August of 2005 and ended on December 31, 2007.  Up to one-half of the restricted shares granted at the beginning of the period had the opportunity to vest at an accelerated rate that was proportional to the number of property dispositions that had occurred by December 31 of each year in the measurement period.  By December 31, 2007, the overall objective had been met and on February 1, 2008, the Committee approved the vesting of the half of the restricted share grant that was not subject to acceleration.

Equity-Based Incentives

        All equity compensation awards that were granted to executives in connection with the long-term incentive programs described above are governed by the terms and conditions of the 2001 Amended and Restated Equity-Based Award Plan, which was adopted by shareholders in 2005.  The Company’s equity-based plans provide executive officers and other key employees of the Company the opportunity to earn equity-based incentives, including common shares.  Awards made under the plans may be in the form of stock options, restricted shares or other equity-based awards.  Stock options are granted with an exercise price that is equal to the current fair market value of the Company’s shares on the date of the grant and will only be of value to the extent the Company’s share price increases over time.  Additionally, the number of stock options that can be granted to an executive is capped at 125,000 stock options per annum.  This provision impacts the mix of stock options and restricted shares granted to the Chief Executive Officer under the long-term incentive plan.  Generally, stock options and restricted share awards will vest in installments over no less than a three-year period or upon achievement of performance objectives.

        The Committee generally issues equity awards at its February meeting.  These awards are granted in conjunction with approval and payouts of the single-year long-term incentive component and also in conjunction with establishing objectives under the multi-year long-term incentive component as previously described. The number of restricted shares that are granted to each executive is determined based on dividing the cash value of the award by the closing price of the Company shares on the date of grant.  The cash value of the award is determined as a percentage of base salary for both the annual and long-term incentive plan.  In prior years when stock options were awarded, the number of stock options granted to each executive was determined using the Black-Scholes model.

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Supplemental Executive Retirement Plan

        The Company’s Supplemental Executive Retirement Plan (the “SERP”) was adopted by the Board of Directors on January 1, 1997, and is administered by the Committee.  This non-qualified, unfunded, defined contribution plan extends to executive officers of the Company and other officers as recommended by the Chief Executive Officer and approved by the Committee.  Pursuant to the SERP, the Company makes a contribution to the account of each of the participating officers at the end of each plan year.  The Committee establishes the contribution rate, which was 6% of eligible earnings for 2007 (including base salary and payments under the annual incentive plan), prior to the beginning of each plan year.  The account balances are treated by the Company as an unfunded liability until the benefits are paid.  The account balances earn interest each year at a rate that is set by the Committee prior to the beginning of each plan year.  Historically, the interest rate paid on the account balances approximated the Company’s cost of capital.  The interest rate was 8.3% for 2006 and 2007.

        Each participant’s SERP account vests when the participant turns 55 years of age.  In the event of a change in control (as defined in the plan), the Company must make a cash contribution to an irrevocable “rabbi trust” in an amount necessary to fully fund the SERP accounts within thirty days of the change in control.  Effective January 1, 2007, additional contributions to the SERP will only be made for Messrs. Friedman and Fishman; however, the account balances for Messrs. Fatica and Shannon will continue to earn interest.

Non-Qualified Deferred Compensation Plan

        On June 18, 2007, upon approval of the Committee and the Board of Directors, the Company implemented The Associated Estates Realty Corporation Elective Deferred Compensation Program (“The Plan”).   The Plan is an unfunded, non-qualified deferred compensation program that is subject to the provisions of Section 409A of the Code, which strictly regulates the timing of elections and payment.  This plan was developed in lieu of updating the Company's Executive Deferred Compensation Plan, which was initially adopted by the Board of Directors on July 1, 1999.  Eligibility under the Plan shall be determined by the Committee or its designee, and currently consists of each appointed or elected officer of the Company.

        The Plan permits deferral of up to 90% of base salary and up to 100% of annual incentive payments delivered in cash.  An individual bookkeeping account is maintained for each participant.  Participants are provided a number of measurement funds from which they may select to determine earnings, which may be, but are not required to be, the same as those offered under the Company's 401(k) Savings Plan.  Deferrals of base salary and incentive payments (other than restricted shares, discussed below) are fully vested at all times.  In 2007, Mr. Shannon elected to defer a portion of his base salary and bonus earned in 2007.

        The Plan also permits the deferral of restricted shares.  Restricted share deferrals are reflected in a separate bookkeeping account for each individual as share equivalent units.  Dividend credits are made to such account in the form of share equivalent units.  Distribution of amounts reflected by such share equivalents shall be made in the form of shares.  The vesting of share equivalent units occurs on the same schedule as the restricted shares that have been deferred.   In 2007, Messrs. Friedman and Shannon elected to defer a portion of their restricted shares earned in 2007.

      The Plan allows for in-service and separation sub-accounts to permit election of distribution at either a specified date or following separation.  Payment of each deferral under the Plan may be in the form specified in the participant's election, and may be in the form of a lump sum or annual installments over a period not to exceed four years.  Payment of each deferral under the Plan shall be made on account of separation from service, death, or disability, or at a time specified by the participant, within the parameters set forth in the Plan.  Redeferral elections are permitted within the parameters set forth in the Plan.  Accounts shall be distributed upon a change of control, and distribution due to unforeseen financial hardship is also possible.

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Employment Agreement

        The Company has an employment agreement with Jeffrey I. Friedman to serve as the Company’s President and Chief Executive Officer.  This agreement, dated January 1, 1996, as amended, had an initial term of three years and is automatically extended for an additional year at the end of each year of the agreement, subject to the right of either party to terminate by giving one year’s prior written notice.  Under the agreement, Mr. Friedman must devote his entire business time to the Company and may participate in real estate activities only through the Company.  In addition, Mr. Friedman is prohibited from competing with the Company for a period of three years following termination of employment.  The agreement provides for an annual base salary, which was set at $487,479 in February of 2007 by the Committee.  The 8.3% salary increase that Mr. Friedman received in February of 2007 was provided, in part, in consideration of certain perquisites that had historically been provided under the terms of his employment agreement but have been discontinued.  These items included: the use of an automobile, memberships in a golf club and a business club, financial planning, and tax return preparation service.  Mr. Friedman’s employment agreement also provides for services of a full-time bookkeeper and assistant thereto for Mr. Friedman’s business and personal use, including matters unrelated to the business of the Company and Mr. Friedman’s performance of his duties.  Mr. Friedman’s employment agreement also addresses severance payments that may be due to him under certain termination scenarios.  These payments are discussed under “Potential Payments Upon Termination and Change in Control”.  In addition, Mr. Friedman’s employment agreement also includes non-competition and non-solicitation provisions that apply during the term of the agreement and for a period of three years thereafter.

Severance

        The Company has a policy of paying severance to each of the executive officers named in the Summary Compensation Table, other than Mr. Friedman, if the Company terminates such executive officer without cause.  Mr. Friedman has severance provisions in his employment agreement.  This policy and potential payments under this policy are further explained under “Potential Payments Upon Termination and Change in Control”.

        The Committee believes the executive compensation program, in total, reflects the competitive market practices of the peer groups.

Report of the Executive Compensation Committee

        The Committee has reviewed and discussed with the Company’s management the Compensation Discussion and Analysis set forth above.  Based on the review and discussions noted above, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the SEC.

Executive Compensation Committee
Richard T. Schwarz, Chairman
James M. Delaney
James A. Schoff

Summary Compensation Table

        The following table summarizes the compensation earned during fiscal 2007 to the Company’s Chief Executive Officer and Chief Financial Officer serving during fiscal 2007 and each of the Company’s other named executive officers who served as of December 31, 2007.

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        Total compensation opportunities for each executive are established based on a comprehensive review of similar positions within the Company’s peer groups.  Each executive’s opportunity is intended to align his compensation near the median to 75th percentile of the peer groups, depending on performance against pre-established goals and objectives.  In addition, each executive’s mix of total compensation is based on the mix of compensation for similar positions within the peer groups.  Compensation opportunities for the Company’s executives in 2007 were determined using 2006 peer group proxy data.  Two peer groups were identified: an asset-based peer group and a sized-based peer group.  Compensation opportunities are intended to align with the median to seventy-fifth percentile of the asset-based peer group while the size-based peer group is used as a secondary benchmark to ensure pay levels are appropriate and competitive.  At the time the peer group analysis was conducted, the asset-based peer group consisted of eight public REITs that focused on multi-family properties and considered each company’s market capitalization and number of full time employees.  The asset-based peer group included: BNP Residential Properties Inc., BRE Properties, Inc., Camden Property Trust, Essex Property Trust, Inc., Home Properties, Inc., Mid-America Apt.  Communities, Inc., Post Properties, Inc., and United Dominion Realty Trust, Inc.  The size-based peer group consisted of nine public REITs and one public real estate company, which focused on a variety of asset classes and were similar in size (e.g., total capitalization and number of full time employees) to the Company.  The size-based peer group included: American Campus Communities, Inc., BNP Residential Properties Inc., Education Realty Trust, Inc., First Potomac Realty Trust, Great Wolf Resorts, Inc., Kite Realty Group Trust, Omega Healthcare Investors, Inc., Republic Property Trust, Urstadt Biddle Properties Inc., and Winston Hotels, Inc.

        In 2007, base salaries of the named executive officers comprised, on average, 35% of their total compensation.  The annual bonuses, long-term incentives and other compensation, as described in the Summary Compensation Table, comprised 30%, 32% and 3%, respectively, of the compensation for the named executive officers.  These percentages are based on the fair value of equity awards recognized for financial statement reporting purposes for the fiscal year ended December 31, 2007, in accordance with FAS 123(R).

SUMMARY COMPENSATION TABLE

							Non-Qualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
	Fiscal		Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	Salary ($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	Total ($)
Jeffrey I. Friedman,	2007	480,992	135,000	722,241	119,229	502,920	15,702	133,701	2,109,785
Chairman, President and	2006	439,327	-	339,090	183,902	397,328	18,131	172,807	1,550,585
Chief Executive Officer

Martin A. Fishman,	2007	255,000	52,428	113,539	27,246	85,496	8,159	21,153	563,021
Vice President, Secretary	2006	253,108	-	64,011	47,090	90,041	9,438	18,504	482,192
and General Counsel

Lou Fatica,	2007	259,510	83,063	152,294	24,736	131,514	1,696	2,492	655,305
Vice President, Treasurer	2006	245,427	-	55,279	40,674	88,275	1,576	20,580	451,811
and Chief Financial Officer

John T. Shannon,	2007	223,139	47,300	195,854	46,944	186,064	992	2,487	702,780
Senior Vice President	2006	220,301	-	88,863	74,086	119,171	742	19,657	522,820
of Operations

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(1)   Includes the amounts related to the subjective portions of the 2007 annual incentive.   For Messrs. Friedman and Shannon, this includes the payout attributable to the individual component of their awards.  For Messrs. Fishman and Fatica, this includes the payments attributable to the individual and business unit objectives established in connection with the 2007 annual incentive.  The annual incentive opportunity for each executive and the objectives that were established for each executive are described in the “Annual Incentives” section of this proxy statement.

(2)   Includes the amounts recognized as expense by the Company in 2007 with respect to stock awards in 2007 and prior years in accordance with FAS 123(R).  Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 27, 2008.  The executive has the right to vote the restricted shares and receive dividends during the restricted period on restricted shares with the exception of the restricted shares that were granted under the 2007 LTIP.  Dividends accrue on restricted shares granted in connection with the 2007 multi-year long-term incentive plan and will be paid in cash when the award vests.  Accrued dividends earn interest during the restricted period at a rate of 8.3%, consistent with the earnings rate applied to the Company’s SERP.

(3)   Includes the amounts recognized as expense by the Company in 2007 with respect to option awards granted in prior years in accordance with FAS 123(R).  Assumptions used in the calculation of these amounts are included in Note 17 of the Notes to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, filed with the SEC on February 27, 2008.

(4)   Includes amounts related to the NOI component of the 2007 annual incentive for each named executive and the amount related to the business unit objective for Mr. Shannon, as described under “Annual Incentives” .  Amounts were paid in cash on March 7, 2008.  The 2007 NOI target was based on budgeted, same property NOI as described under the “Annual Incentives” section of the “Executive Compensation Discussion and Analysis.”  Values for 2006 reflect the cash portion of the 2006 annual bonus which was paid in March of 2007.  The 2006 annual bonus was delivered through a mix of 75% cash and 25% restricted shares.  The 2006 annual bonus was determined based on actual performance against pre-established NOI objectives which was linked to budgeted same property NOI.

(5)   Includes earnings on SERP contributions that are considered to be “above market.” “Above market” earnings are those that exceed 120% of the twelve-month federal rate of 5.0% as of January 1, 2007.  SERP contributions, which are described in footnote (6), are based on 6% of the executive’s annual compensation.  The earnings rate was 8.3% in 2007.

(6)  For 2007, the amounts for Mr. Friedman include compensation paid to two Company employees, one of whom retired in March of 2007, who provide bookkeeping and related administrative services to Mr. Friedman for matters that may be personal in nature and unrelated to the business of the Company or the performance of Mr. Friedman’s duties.  The amounts for Messrs. Friedman, Fatica and Shannon also include Company matching contributions under its 401(k) plan of $1,038, $2,348 and $2,348, respectively.  Under the AERC 401(k) Savings Plan and Trust, participants are eligible for the match of $0.25 on the dollar up to 6% of eligible compensation after completing one year of service.  For the named executive officers, eligible compensation for purposes of the Company’s 401(k) plan includes regular wages (base salary) and excludes bonuses.  The amounts also include contributions to the executive’s SERP accounts.  Contributions for each executive are listed in the non-qualified deferred compensation table.  For 2007, SERP contributions made to vested participants’ accounts were based on 6% of each executive’s annual compensation, which includes base salary and annual bonus.  In addition, the amounts also include the interest earned on the accrued dividends attributable to the restricted share granted in conjunction of the 2007 multi-year long-term incentive award.   Amounts for Messrs. Fishman, Fatica and Shannon are $88, $144 and $139, respectively.  The accrued dividends and interest will be paid if the performance objectives established for this plan are met and otherwise will be forfeited.   Messrs. Friedman and Shannon elected to defer 100% and 15%, respectively, of their 2007 multi-year restricted shares into his deferred compensation account.

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Grants of Plan-Based Awards in 2007

        Plan-based awards to executive officers named in the Summary Compensation Table during 2007 were as follows:

GRANTS OF PLAN-BASED AWARDS

			Estimated Future Payouts			Estimated Future Payouts
			Under Non-Equity			Under Equity
		Date of	Incentive Plan Awards			Incentive Plan Awards
		Committee	Threshold	Target	Maximum	Threshold	Target	Maximum
Name	Grant Date	Action	($)	($)(1)	($)	(#)	(#)(2)	(#)
Jeffrey I. Friedman	03/07/08	02/26/07	225,000	450,000	675,000	-	-	-
	02/26/08	02/26/07	-	-	-	-	45,469	-
	02/26/07	02/26/07	-	-	-	70,945	94,803	117,978

Martin A. Fishman	03/07/08	02/26/07	51,000	102,000	153,000	-	-	-
	02/26/08	02/26/07	-	-	-	-	5,726	-
	02/26/07	02/26/07	-	-	-	5,969	11,938	17,907

Lou Fatica	03/07/08	02/26/07	78,450	156,900	235,350	-	-	-
	02/26/08	02/26/07	-	-	-	-	9,395	-
	02/26/07	02/26/07	-	-	-	9,794	19,588	29,382

John T. Shannon	03/07/08	02/26/07	94,600	165,550	236,500	-	-	-
	02/26/08	02/26/07	-	-	-	-	10,621	-
	02/26/07	02/26/07	-	-	-	11,072	22,144	33,216

(1)   The amounts listed for March 2008 reflect the threshold, target and maximum annual bonus opportunity, which was earned in 2007 and paid in 2008.  The actual amount paid to each named executive was between the target and maximum opportunity and are set forth in the Summary Compensation Table and described in footnote (1) and (4) thereto.

(2)   Estimated future payouts under equity incentive plans include the number of restricted shares that were granted under the 2007 LTIP as previously described in the Executive Compensation Discussion and Analysis and footnotes to the Summary Compensation Table.  The restricted shares granted on February 26, 2008 reflect the actual number of shares earned under the 2007 single year long-term incentive component.  These shares vest in three equal, annual installments with the first installment vesting immediately upon the date of grant.  The remaining installments vest on the first and second anniversary of the date of the grant.  The restricted shares granted on February 26, 2007 reflect the threshold, target and maximum number of restricted shares that each executive may earn if the TSR and continued-service objectives as described in the Long-Term Incentives section of the Executive Compensation Discussion and Analysis are met.  Mr. Friedman and Mr. Shannon have each elected to defer 100% and 15%, respectively, of his 2007 single year and multi-year long-term incentive restricted share grant into the non-qualified deferred compensation plan.  If earned, these shares will vest on December 31, 2010.

        No other stock awards or option awards were granted during the fiscal year.

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Outstanding Equity Awards at Fiscal Year-End

        The following table summarizes the outstanding equity awards to the executive officers named in the Summary Compensation Table as of December 31, 2007:

	Option Awards				Stock Awards
					Number	Market	Equity Incentive	Equity Incentive
		Number of			of Shares	Value of	Plan Awards:	Plan Awards:
	Number of	Securities			or Units	Shares or	Number of	Market or Payout
	Securities	Underlying			of Stock	Units of	Unearned Shares,	Value of Unearned
	Underlying	Unexercised			That Have	Stock	Units or Other	Shares, Units or
	Unexercised	Options (#)	Option	Option	Not Yet	That Have	Rights That Have	Other Rights That
	Options (#)	Unexercisable	Exercise	Expiration	Vested	Not Vested	Not Yet Vested	Have Not Yet
Name	Exercisable	(#)(1)	Price ($)	Date	(#)(2)	($)(3)	(#)(4)	Vested ($)
Jeffrey I. Friedman	300,000		8.69	2/28/2011	16,857	159,130	160,134	1,511,665
	125,000		9.58	8/4/2015
	83,325	41,675	11.26	2/28/2016
	11,120	40,499	12.50	2/16/2009
	38,402		8.63	2/24/2010
	53,000		8.06	2/16/2010
	75,000		9.46	2/27/2014

Martin A. Fishman	115,300		8.69	2/28/2011	5,131	48,437	22,640	213,722
	33,375		9.58	8/4/2015
	17,719	8,862	11.26	2/28/2016
	7,000	21,000	12.50	2/16/2009
	26,500		8.63	2/24/2010
	28,000		8.06	8/16/2010
	15,000		9.46	8/27/2014

Lou Fatica	100,000		8.69	2/28/2011	3,236	30,548	33,887	319,893
	30,354		9.58	8/4/2015
	17,372	8,688	11.26	2/25/2016
	2,000		10.38	8/6/2009
	12,750		9.46	8/27/2014
	4,000		7.19	12/13/2009
	5,000		8.06	12/8/2010

John T. Shannon	44,180		9.58	8/4/2015	4,350	41,064	40,036	377,940
	26,058	13,032	11.26	2/28/2016
	60,000	40,000	8.45	4/5/2014
	18,750		9.46	8/27/2014

30

(1)     Unexercisable stock options that were awarded to Messrs. Friedman, Fishman, Fatica and Shannon with an exercise price of $11.26 per share vest in three equal annual installments and the final installment will vest on December 31, 2008.  Unexercisable stock options that were awarded to Messrs. Friedman and Fishman with an exercise price of $12.50 per share vest on February 16, 2008.  Unexercisable stock options that were awarded  to Mr. Shannon with an exercise price of $8.45 per share will vest in equal installments on April 5, 2008 and April 5, 2009.

(2)     The following table lists the vesting schedule for the stock awards that have not yet vested

	Future Vesting of Stock Awards					Future Vesting of Stock Awards
		Shares					Shares
	Grant	Vesting	Vesting			Grant	Vesting	Vesting
Name	Date	(#)	Date		Name	Date	(#)	Date
Jeffrey I. Friedman	2/16/99	3,000	2/16/08		Martin A.Fishman	2/16/99	1,650	2/16/08
	2/23/05	2,774	2/23/08			2/23/05	801	2/23/08
	8/4/05	11,729	2/1/08	*		8/4/05	1,902	2/1/08	*
	2/28/06	1,409	2/28/08			2/28/06	403	2/28/08
		1,409	2/28/09				403	2/28/09
	2/28/06	2,684	2/26/08	*		2/28/06	566	2/26/08	*
		10,740	3/1/09	*			2,265	3/1/09	*
	6/6/06	2,743	2/26/08	*		2/26/07	625	2/26/08
		10,969	3/1/09	*			625	2/26/09
	2/26/07	2,755	2/26/08				624	2/26/10
		2,755	2/26/09			2/26/07	17,907	12/31/10	*
		2,755	2/26/10
	2/26/07	121,269	12/31/10	*

Lou Fatica	2/23/05	667	2/23/08		John T. Shannon	2/23/05	910	2/23/08
	8/4/05	1,730	2/1/08	*		8/4/05	2,518	2/1/08	*
	2/28/06	366	2/28/08			2/28/06	480	2/28/08
		366	2/28/09				480	2/28/09
	2/28/06	555	2/26/08	*		2/28/06	832	2/26/08	*
		2,220	3/1/09	*			3,331	3/1/09	*
	2/26/07	613	2/26/08			2/26/07	827	2/26/08
		612	2/26/09				827	2/26/09
		612	2/26/10				826	2/26/10
	2/26/07	29,382	12/31/10	*		2/26/07	33,355	12/31/10	*

*Indicates restricted shares granted under equity-based award plans that are performance contingent and may vest if pre-established performance criteria are met or otherwise will be forfeited.

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(3)   Market value of unearned shares was determined by multiplying the number of unearned shares as of December 31, 2007 by the closing price of the Company’s common stock on the last business day of 2007.  The closing price on that day was $9.44.

(4)   Includes restricted share units held in the executive’s elective deferred compensation account.  These restricted share units reflect the portion of the 2007 multi-year long-term incentive grant that the executive elected to defer.  These shares were also reported in the “Grants of Plan-Based Awards” table.

Option Exercises and Stock Vested

        The following table summarizes the stock options exercised and the vesting of restricted shares and similar instruments during 2007 by the executive officers named in the Summary Compensation Table:

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)	Vesting (#)	($)

Jeffrey I. Friedman	13,979	72,900	31,992	507,522

Martin A. Fishman	-	-	9,074	144,459

Lou Fatica	-	-	7,782	123,886

John T. Shannon	-	-	14,563	219,829

Non-Qualified Deferred Compensation

        The following table summarizes contributions and deferrals of compensation during 2007 under each contribution or other plan that is not tax-qualified with respect to each executive named in the Summary Compensation Table:

		Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
		Contributions	Contributions	Earnings in	Withdrawals/	at December 31,
Name	Plan	in 2007 ($)(1)	in 2007 ($)(2)	2007 ($)(3)	Distributions ($)	2007 ($)
Jeffrey I. Friedman	SERP	-	55,268	56,662	-	794,608
	NQDC	233,544	-	-	-	233,544
Martin A. Fishman	SERP	-	21,065	29,442	-	405,230
	NQDC	-	-	-	-	-
Lou Fatica	SERP	-	-	6,121	-	79,866
	NQDC	-	-	-	-	-
John T. Shannon	SERP	-	-	3,578	-	46,689
	NQDC	20,240	-		-	20,217

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(1)   Executive contributions reflect portions of base salary and restricted share grants that the named executive elected to defer into the Company’s non-qualified deferred compensation plan, as previously described.  These amounts are also set forth in the Summary Compensation Table.

(2)   Registrant Contributions reflect contributions made to the named executive’s SERP account during the fiscal year.  These amounts are also set forth in the Summary Compensation Table and described in footnote (6) thereto.

(3)   Aggregate earnings on SERP contributions during the fiscal year.  Above-market earnings on the SERP accounts are also set forth in the Summary Compensation Table and described in footnote (5) thereto.

Potential Payments Upon Termination and Change in Control

        The Company has a severance program for the named executives, with the exception of the Chief Executive Officer whose severance is governed by his employment agreement.  Under this program, the executive will receive a severance payment if his employment is terminated by the Company for any reason other than willful misconduct equal to one year of base salary, one year of insurance coverage, a pro-rata payout of the annual bonus for the year in which the termination occurs and executive outplacement services.  In exchange for the severance, the executive is required to execute an agreement not to compete with the Company or to solicit any clients or employees of the Company for a one-year period.  If Mr. Fishman, Fatica or Shannon had been terminated by the Company for a reason other than willful misconduct on December 31, 2007, he would have received severance equal to $382,943, $446,469 and $430,297, respectively, based on annual bonus amounts at target.  In addition, if Mr. Fishman, Fatica or Shannon had been terminated by the Company for a reason of death or disability on December 31, 2007, any stock options held by him would have become immediately and automatically vested and exercisable.  Likewise, upon termination due to death or disability, any restricted shares held by a named executive officer would have vested and any restrictions thereon would have immediately lapsed.  The number of stock options and restricted shares subject to vesting had death or disability occurred on December 31, 2007 are described below.

        Pursuant to the terms of his employment agreement, if Mr. Friedman, our Chief Executive Officer, is terminated for cause (as defined in the agreement), he will receive only any unpaid but accrued base salary and benefits.  Thus, if Mr. Friedman had been terminated for cause on December 31, 2007, he would have received $11,387 in accrued base salary and benefits.  If Mr. Friedman is terminated due to death or permanent disability (as defined in his employment agreement), he will receive payment equal to two years of base salary plus a pro-rata portion of the bonus for the year in which termination occurs.  If Mr. Friedman had been terminated due to death or permanent disability on December 31, 2007, he would have received $1,424,958 in base salary and bonus payments.  If Mr. Friedman is terminated without cause by the Company or is terminated in connection with a change in control or voluntarily resigns for good reason (as defined in the employment agreement), he will receive a lump sum equal to the greater of (i) unpaid base salary for the remainder of the unexpired term of his agreement, pro-rata bonus and other accrued benefits or (ii) the current year’s base salary, pro-rata bonus and other accrued benefits.  Thus, if Mr. Friedman had been terminated by the Company without cause or in connection with a change in control or had resigned his employment for good reason on December 31, 2007, he would have received $1,912,574 in base salary, bonus and benefits.  If any amounts payable to Mr. Friedman constitute an “excess parachute payment” within the meaning of Section 280G of the Code that are subject to excise tax, the amounts payable shall be increased to the extent necessary to place Mr. Friedman in the same after-tax position as he would have been in had no such tax assessment been imposed.  Based on the severance payment that represents the amount due based on a change in control on December 31, 2007 as noted above, plus the vested SERP account and accelerated vesting of equity plan amounts as noted below, the amount of this gross up would be $1,213,946.  In addition to these items, beginning on the day after the cessation of his employment with the Company (except in the case of termination for cause, death, and until the date that Mr. Friedman would begin employment with another company), the Company shall provide to Mr. Friedman at no cost to him, office space at a location (other than the executive offices of the Company) and a full-time secretary and other customary office support functions.

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        In addition, if a named executive officer dies or becomes disabled or if a change in control (as defined in the Company’s equity plan) occurs, any stock options held by him shall become immediately and automatically vested and exercisable.  If Messrs. Friedman, Fishman, Fatica or Shannon had died or become disabled, or if a change in control had occurred, on December 31, 2007, he would have had 82,174, 29,862, 8,688 or 53,032 stock options, respectively, vest.  The exercise price of these options is greater than the closing price of the Company’s common shares on December 31, 2007, with the exception of 40,000 stock options held by Mr. Shannon.  Had he died or become disabled, or if a change in control had occurred on December 31, 2007, these 40,000 stock options would have vested at a value of $39,600.  Furthermore, upon death or disability or a change in control, any restricted shares held by a named executive officer shall vest and any restrictions thereon shall immediately lapse.  If Mr. Friedman, Fishman, Fatica or Shannon had died or become disabled, or if a change in control had occurred, on December 31, 2007, he would have had 176,991, 27,771, 37,123 or 44,386 restricted shares at a value of $1,670,795, $262,158, $350,441 and $419,004, respectively, vest.

        Further, all equity awards that are deferred into elective deferred compensation accounts become fully vested in the event of a change in control.  If a change in control had occurred on December 31, 2007, Messrs. Friedman and Shannon would have had 121,269 and 5,121 restricted share units at a value of $1,144,775 and $48,346, respectively, vest.  These shares and the corresponding values are included in the amounts reported in the previous paragraph.  Moreover, all SERP account balances become fully vested in the event of a change in control (as defined therein).  If a change in control had occurred on December 31, 2007, Messrs. Friedman, Fishman, Fatica and Shannon would have become vested in amounts under the SERP equal to $794,608, $405,230, $79,866 and $46,689, respectively.

Compensation Committee Interlocks and Insider Participation

        Messrs. Delaney, Schoff and Schwarz comprised the Committee for 2007.  There are no compensation committee interlocks.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table contains certain information regarding the beneficial ownership of the Company’s common shares as of March 17, 2008 (unless otherwise noted), by: (a) the executive officers named in the Summary Compensation Table; (b) the Company’s directors; (c) each other person (and such person’s address) who is known by the Company to be the beneficial owner of more than 5% of the outstanding common shares (based on information filed with the SEC); and (d) the Company’s executive officers and directors as a group.  The persons named in the table, except as otherwise described in the notes below, have sole voting power and sole investment power with respect to all common shares set forth opposite their names.

		Number of
		Common Shares
		Subject to Options
	Number of	Currently Exercisable
	Common Shares	or Exercisable	Total Number	Percent
Name and Address of Beneficial Owner (1)	Beneficially Owned	Within 60 Days	of Shares	of Class
Albert T. Adams	2,000	20,000	22,000	*
James M. Delaney	12,394	15,000	27,394	*
Lou Fatica	55,053	171,476	226,529	1.4%
Martin A. Fishman(2)	73,060	186,180	259,240	1.6%
Jeffrey I. Friedman(3)	825,091	726,346	1,551,437	9.0%
Michael E. Gibbons(4)	15,741	-	15,741	*
Mark L. Milstein	759,530	15,000	774,530	4.7%
James A. Schoff	10,000	-	10,000	*
Richard T. Schwarz	66,751	20,000	86,751	*
John T. Shannon	63,309	88,988	152,297	*
Third Avenue Management LLC(5)	1,348,100	-	1,348,100	8.2%
Loomis, Sayles & Co., L.P.(6)	1,227,525	-	1,227,525	7.5%
Renaissance Technologies LLC(7)	931,300	-	931,300	5.7%
All Executive Officers and Directors
as a Group (10 persons)	1,882,929	1,242,990	3,125,919	17.8%

*      Less than 1%.

(1)   Addresses have been provided only for those individuals having a 5% or greater beneficial ownership interest.

(2)   Includes 5,000 common shares of which Mr. Fishman shares voting power and investment power jointly with his brother.

(3)   Includes 442,363 common shares held by Mr. Friedman’s wife and 6,370 common shares held by a trust of which Mr. Friedman is trustee.  Also includes 186,781 common shares pledged as security.

(4)   Includes 11,200 common shares of which Mr. Gibbons shares voting power and investment power jointly with his wife.

(5)   Based on information contained in a Schedule 13G filed with the SEC on February 14, 2007, and other relevant data.  Third Avenue Management LLC has the sole power to vote 1,348,100 common shares.  The principal business office address of Third Avenue Management LLC is 622 Third Avenue, 32nd Floor, New York, New York 10017.

(6)   Based on information contained in a Schedule 13G filed with the SEC on February 14, 2008, Loomis Sayles & Co., L.P. has the sole power to vote 1,227,525 common shares.  The principal business office address of Loomis, Sayles & Co., L.P. is One Financial Center, Boston, Massachusetts 02111.

35

(7)   Based on information contained in a Schedule 13G filed with the SEC on February 13, 2008, Renaissance Technologies LLC has sole power to vote with respect to 907,700 common shares and sole dispositive power with respect to 931,300 common shares.  The principal business address of Renaissance Technologies LLC is 800 Third Avenue, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        Albert T. Adams, a director of the Company, is a partner of Baker & Hostetler LLP.  Baker & Hostetler LLP has been retained by the Company to perform legal services on its behalf, and the Company expects that Baker & Hostetler LLP will continue to provide such services during 2008.

        Merit Painting Services, Inc. (“Merit”), a subsidiary of the Company, has provided services to JAS Construction, Inc. (“JAS”) related to property rehabilitation and other work from time to time.  JAS is owned by a son of Jeffrey I. Friedman, the Company’s Chairman, President and Chief Executive Officer.  During the year ended December 31, 2007, approximately $1,075,878 million was received by Merit related to work performed by Merit for JAS.

        The Company retains Marcus & Millichap (“M&M”), a real estate investment brokerage company, to broker the sale of certain of its properties throughout the United States that it owns or manages for third parties.  A son of Jeffrey I. Friedman, the Company’s Chairman, President and Chief Executive Officer, is a broker with M&M.  During the year ended December 31, 2007, the Company paid M&M approximately $1,146,100 in fees related to the sale of its owned properties, of which Mr. Friedman’s son received approximately $313,274.

Review, Approval or Ratification of Transactions with Related Persons

        The Board of Directors of the Company reviews and must approve all related party transactions.  Proposed transactions between the Company and related persons (as defined in Regulation S-K Item 404 under the Securities Act of 1933) are submitted to the full Board of Directors for consideration.  The relationship of the parties and the terms of the proposed transaction are reviewed and discussed by the Board of Directors, and the Board of Directors may approve or disapprove the Company entering into the transaction.  All related party transactions, whether or not those transactions must be disclosed under Federal securities laws, are approved by the Board of Directors pursuant to the policy and reviewed annually with the Audit Committee.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and beneficial owners of more than 10% of a registered class of the Company’s equity securities to file with the SEC and NYSE initial reports of ownership and reports of changes in ownership of common shares and other equity securities of the Company, and such persons are required by the SEC regulations to furnish the Company with copies of all forms they file pursuant to Section 16(a).  To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, during the fiscal year ended December 31, 2007 or with respect to such fiscal year, all Section 16(a) filing requirements applicable to its executive officers, directors and ten percent beneficial owners were met.

36

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S
INDEPENDENT ACCOUNTANTS

        PricewaterhouseCoopers LLP served as independent registered public accounting firm to the Company in 2007 and is expected to be retained by the Company’s Audit Committee to do so in 2008.  Under the Audit Committee charter, the Audit Committee is responsible for the appointment and oversight of, and the approval of the compensation arrangements with, the Company’s independent accountants.  The Board of Directors has directed that management submit the appointment of the Company’s independent registered public accounting firm for ratification by shareholders at the annual meeting of shareholders.

Although the NYSE listing standards require that the Audit Committee be directly responsible for selecting and retaining the independent registered public accounting firm, we are providing you with the means to express your view on the matter.  Shareholder ratification of the appointment of the Company’s independent registered public accounting firm is not required by Ohio law, the Company’s Code of Regulations or otherwise.  Although this vote is not binding, in the event that shareholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will consider the shareholder vote in determining whether or not to retain the firm.  The Audit Committee may retain PricewaterhouseCoopers LLP, notwithstanding the fact that shareholders did not ratify the appointment, or select another nationally recognized accounting firm without re-submitting the matter to shareholders.  Even if the appointment is ratified, the Audit Committee reserves the right, in its discretion, to select and appoint a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interest of the Company and its shareholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting of shareholders, will have an opportunity to make a statement if the representative so desires and will be available to respond to appropriate questions from shareholders.

Fees Paid to PricewaterhouseCoopers LLP

        Audit Fees.  The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for the audits of the Company’s annual financial statements for the years ended December 31, 2007 and 2006 and the related reviews of the financial statements included in the Company’s Form 10-Qs filed with the SEC during 2007 and 2006 were $565,000 and $567,600, respectively.  The fees for 2007 and 2006 include the audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 2, An Audit of Internal Control Over Financial Reporting Performed in Conjunction with An Audit of Financial Statements.

        Audit-Related Fees.  The aggregate fees billed for assurance and related services rendered by PricewaterhouseCoopers LLP that are reasonably related to the performance of the audits or reviews of the Company’s financial statements and are not reported under “Audit Fees” above for the years ended December 31, 2007 and 2006 were $10,000 and $14,600, respectively.  Audit-related fees consist of fees billed for the security count procedures related to the Company’s advisory business in 2007 and 2006.

        Tax Fees.  The aggregate fees billed for professional services rendered by PricewaterhouseCoopers LLP for tax compliance and tax consulting services for the years ended December 31, 2007 and 2006 were $109,000 and $76,275, respectively, of which $46,000 and $59,370, respectively, were related to tax compliance services.

        All Other Fees.  For the years ended December 31, 2007 and 2006, there were no other fees billed by PricewaterhouseCoopers LLP for products and services other than those reported above.

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Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

 The Audit Committee pre-approves, on an individual basis, all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit-related services, tax services and other services.

Auditor Independence

         The Audit Committee believes that the non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the accountant’s independence.

        The Board of Directors recommends that shareholders vote FOR the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountant for the Company’s fiscal year ending December 31, 2008.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING OF SHAREHOLDERS

        If a shareholder desires to have a proposal included in the Company’s proxy statement and form of proxy for the 2009 annual meeting of shareholders, the proposal must conform to the applicable proxy rules of the SEC concerning the submission and content of proposals and must be received by the Company prior to the close of business on November 28, 2008.  In addition, if a shareholder intends to present a proposal at the Company’s 2009 annual meeting of shareholders without the inclusion of the proposal in the Company’s proxy materials and written notice of the proposal is not received by the Company on or before February 11, 2009, proxies solicited by the Board of Directors for the 2009 annual meeting of shareholders will confer discretionary authority to vote on the proposal if presented at the meeting.  Shareholders should submit proposals to the executive offices of the Company, 1 AEC Parkway, Richmond Heights, Ohio 44143, Attention: Secretary.  The Company reserves the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

HOUSEHOLDING

        The SEC permits a single set of annual reports and proxy statements to be sent to any household at which two or more shareholders reside if they appear to be members of the same family.  Each shareholder continues to receive a separate proxy card.  This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing costs.  A number of brokerage firms have instituted householding.  In accordance with a notice sent during 2002 to certain beneficial shareholders who share a single address, only one copy of this proxy statement and the attached annual report will be sent to that address, unless any shareholder residing at that address gave contrary instructions.

        If any beneficial shareholder residing at such an address desires at this time to receive a separate copy of this proxy statement and the attached annual report, a copy can be obtained by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, 1 AEC Parkway, Richmond Heights, OH 44143.  In addition, if any such shareholder wishes to receive a separate proxy statement and annual report in the future, the shareholder should provide such instructions by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, 1 AEC Parkway, Richmond Heights, OH 44143.

38

        Also, shareholders that share an address and that receive multiple copies of annual reports or proxy statements can request that only one copy be sent to that address in the future by providing instructions by calling toll-free 1-800-440-2372, or by writing to Associated Estates Realty Corporation, Investor Relations, at 1 AEC Parkway, Richmond Heights, OH 44143.

OTHER MATTERS

        Shareholders and other interested parties may send written communications to the Board of Directors, an individual director, the lead director or the non-management directors as a group by mailing them to the Board of Directors, individual director, lead director or group of non-management directors (as applicable), c/o Secretary, Associated Estates Realty Corporation, 1 AEC Parkway, Richmond Heights, OH 44143.  All communications will be forwarded to the Board of Directors, individual director, lead director or group of non-management directors, as applicable, although the Secretary will not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic.

        Management does not know of any other matters that will be presented for action at the meeting other than the items referred to in this proxy statement.  If any other matters properly come before the meeting, the persons named in the proxy will vote on those matters in accordance with their judgment.  For each other item that properly comes before the meeting, the vote required will be determined by applicable law, NYSE requirements and the Company’s governing documents.

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40

APPENDIX I

ASSOCIATED ESTATES REALTY CORPORATION

2008 EQUITY-BASED AWARD PLAN

1.     Purpose; Definitions

The purpose of the Associated Estates Realty Corporation 2008 Equity-Based Award Plan (the “Plan”) is to enable Associated Estates Realty Corporation and its Subsidiaries to attract, retain and reward employees and directors of the Company, its Subsidiaries and Affiliates designated by the Company’s Board of Directors or the Executive Compensation Committee of the Board of Directors and to strengthen the mutuality of interests between those employees and directors and the Company’s shareholders by offering the employees and directors equity or equity-based incentives thereby increasing their ownership interest in the Company and enhancing their personal interest in the Company’s success.

For purposes of the Plan, the following terms are defined as follows:

(a)           “409A Award” means an Award that provides for a deferral of compensation from the date of grant, as determined under Code Section 409A and the regulations promulgated thereunder.

(b)          “409A Change in Control” has the meaning set forth in Section 11(C).

(c)          “Affiliate” means any entity (other than the Company and any Subsidiary) that is designated by the Board of Directors as a participating employer under the Plan.

(d)          “Award” means any award of Stock Options, Share Appreciation Rights, Restricted Shares, Deferred Shares or Other Share-Based Awards under the Plan.

(e)          “Award Agreement” means an agreement between the Company and a participant evidencing an Award.

(f)           “Board” means the Board of Directors of the Company.

(g)          “Cause” means, unless otherwise provided by the Committee, (i) “Cause” as defined in any Individual Agreement to which the participant is a party, or (ii) if there is no such Individual Agreement or if it does not define Cause: (A) conviction of the participant for committing a felony under federal law or in the law of the state in which such action occurred, (B) dishonesty in the course of fulfilling the participant’s employment duties, (C) willful and deliberate failure on the part of the participant to perform the participant’s employment duties in any material respect, or (D) prior to a Change in Control, such other events as shall be determined by the Committee.  The Committee shall, unless otherwise provided in an Individual Agreement with the participant, have the sole discretion to determine whether “Cause” exists, and its determination shall be final.

(h)         “Change in Control” has the meaning set forth in Section 11(B).

(i)          “Change in Control Price” has the meaning set forth in Section 11(E).

(j)          “Code” means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

A-1

(k)          “Committee” means the Executive Compensation Committee of the Board of the Company or any other committee or subcommittee authorized by the Board to administer the Plan.

(l)          “Company” means Associated Estates Realty Corporation, an Ohio corporation, or any successor corporation.

(m)         “Deferral Period” has the meaning set forth in Section 8(A).

(n)          “Deferred Shares” means an Award of the right to receive Shares at the end of a specified deferral period granted pursuant to Section 8.

(o)          “Disability” means a permanent and total disability as defined in Section 22(e)(3) of the Code.

(p)          “Dividend Equivalent” means a right, granted to a participant under Section 9 hereof, to receive cash, Shares, other Awards or other property equal in value to dividends paid with respect to a specified number of Shares, or other periodic payments.

(q)          “Elective Deferral Period” has the meaning set forth in Section 8(B)(9).

(r)           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(s)          “Fair Market Value” means, as of a given date (in order of applicability): (i) the closing price of a Common Share on the principal exchange on which the Common Shares are then trading, if any, on the day immediately prior to such date, or if Common Shares were not traded on the day previous to such date, then on the next preceding trading day during which a sale occurred; or (ii) if Common Shares are not then traded on an exchange, the mean between the closing representative bid and asked prices for Common Shares on such date as reported by a national quotation system; or (iii) if Common Shares are not traded on an exchange and not quoted on a national quotation system, the mean between the closing bid and asked prices for Common Shares, on such date, as determined in good faith by the Committee; or (iv) if Common Shares are not publicly traded, the fair market value established by the Committee acting in good faith and in accordance with the applicable requirements of Code Section 409A and the regulations promulgated thereunder.

(t)          “Incentive Stock Option” means any Stock Option intended to be and designated as, and that otherwise qualifies as, an “Incentive Stock Option” within the meaning of Section 422 of the Code or any successor section thereto.

(u)          “Individual Agreement” means an employment or similar agreement between a participant and the Company or one of its Subsidiaries or Affiliates.

(v)           “Minimum Deferral Period” has the meaning set forth in Section 8(B)(1).

(w)          “Minimum Holding Period” has the meaning set forth in Section 9(B)(1).

(x)          “Minimum Restriction Period” has the meaning set forth in Section 7(B)(5).

(y)          “Non-Employee Director” has the meaning set forth under Rule 16b-3 under the Exchange Act.

(z)          “Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

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(aa)        “Option Agreement” has the meaning set forth in Section 5(B).

(bb)        “Other Share-Based Awards” means an Award granted pursuant to Section 9 that is valued, in whole or in part, by reference to, or is otherwise based on, Shares.

(cc)        “Outside Director” has the meaning set forth in Section 162(m) of the Code and the regulations promulgated thereunder.

(dd)        “Plan” means the Associated Estates Realty Corporation 2008 Equity-Based Award Plan, as amended from time to time.

(ee)        “Potential Change in Control” has the meaning set forth in Section 11(D).

(ff)          “Restricted Shares” means an Award of Shares that is granted pursuant to Section 7 and is subject to restrictions.

(gg)        “Restriction Period” has the meaning set forth in Section 7(B)(5).

(hh)        “Section 16 Participant” means a participant under the Plan who is subject to Section 16 of the Exchange Act.

(ii)          “Separation from Service” has the meaning set forth in Section 10(B)(1)(C).

(jj)          “Share Appreciation Right” means an Award of a right to receive an amount from the Company that is granted pursuant to Section 6.

(kk)        “Shares” means the Common Shares, without par value, of the Company.

(ll)          “Specified Employee” has the meaning set forth in Section 10(B)(1)(D).

(mm)     “Stock Option” or “Option” means any option to purchase Shares (including Restricted Shares and Deferred Shares, if the Committee so determines) that is granted pursuant to Section 5.

(nn)        “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in that chain.

2.     Administration

The Plan shall be administered by the Committee.  The Committee shall consist of not less than three directors of the Company.  It is intended that all members of the Committee shall be independent directors, Outside Directors and Non-Employee Directors; provided, however, that the formation and establishment of the Committee and all actions taken by the Committee (or by any subcommittee or any Committee member) shall be valid and effective even if it is determined that one or more members of the Committee or any subcommittee does not or may not qualify as an independent director, Outside Director or a Non-Employee Director.  Those directors shall be appointed by the Board and shall serve as the Committee at the pleasure of the Board.  The functions of the Committee specified in the Plan shall be exercised by the Board if and to the extent that no Committee exists that has the authority to so administer the Plan.

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The Committee shall have full power to interpret and administer the Plan and full authority to select the individuals to whom Awards will be granted (other than Awards to directors of the Company who are not executive officers, which must be approved by the Board) and to determine the type and amount of any Award to be granted to each participant (other than to a director who is not an executive officer, which must be approved by the Board), the consideration, if any, to be paid for any Award, the timing of each Award, the terms and conditions of any Award granted under the Plan, and the terms and conditions of the related agreements that will be entered into with participants.  As to the selection of and grant of Awards to participants who are not executive officers of the Company or any Subsidiary or Affiliate, or Section 16 Participants, the Committee may delegate its responsibilities to members of the Company’s management in any manner consistent with applicable law.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any Award issued under the Plan (and any agreement relating thereto); to direct employees of the Company or other advisors to prepare such materials or perform such analyses as the Committee deems necessary or appropriate; and otherwise to supervise the administration of the Plan.

Any interpretation or administration of the Plan by the Committee, and all actions and determinations of the Committee, shall be final, binding and conclusive on the Company, its shareholders, Subsidiaries, Affiliates, all participants in the Plan, their respective legal representatives, successors and assigns, and all persons claiming under or through any of them.  No member of the Board or of the Committee or any delegate shall incur any liability for any action taken or omitted, or any determination made, in good faith in connection with the Plan.

3.     Shares Subject to the Plan

A.      Aggregate Shares Subject to the Plan.  Subject to adjustment as provided in Section 3(C), the total number of Shares reserved and available for Awards under the Plan is 750,000.  Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares.

B.      Forfeiture or Termination of Awards of Shares.  If any Shares subject to any Award granted hereunder are forfeited or an Award otherwise terminates or expires without the issuance of Shares, the Shares subject to that Award shall again be available for distribution in connection with future Awards under the Plan as set forth in Section 3(A), unless the participant who had been awarded those forfeited Shares or the expired or terminated Award has theretofore received dividends or other benefits of ownership with respect to those Shares.  For purposes hereof, a participant shall not be deemed to have received a benefit of ownership with respect to those Shares by the exercise of voting rights, or by the accumulation of dividends that are not realized because of the forfeiture of those Shares or the expiration or termination of the related Award without issuance of those Shares.

C.      Adjustment.  In the event of any merger, reorganization, consolidation, recapitalization, share dividend, share split, combination of shares or other change in corporate structure of the Company affecting the Shares, such substitution or adjustment shall be made in the aggregate number of Shares reserved for issuance under the Plan, in the number and option price of Shares subject to outstanding options granted under the Plan, in the annual award limit, in the number of Share Appreciation Rights granted under the Plan, in the number of Shares underlying any Dividend Equivalent Rights granted under the Plan will be based on,  and in the number of Shares subject to Restricted Share Awards, Deferred Share Awards and any other outstanding Awards granted under the Plan, but the number of Shares subject to any Award shall always be a whole number.  The Committee, in its sole discretion, shall determine the kind of securities or other property substituted and the amount of any substitution or adjustment made, and the Committee’s determination shall be final, binding and conclusive.  Any fractional Shares otherwise issuable in connection with such substitution or adjustment shall be eliminated.  Notwithstanding the foregoing, no substitution or adjustment shall be made which will result in an Award becoming subject to the terms and conditions of Code Section 409A, unless agreed upon by the Committee and the participant.

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D.      Annual Award Limit.  No participant may be granted Stock Options or other Awards under the Plan with respect to an aggregate of more than 125,000 Shares (subject to adjustment as provided in Section 3(C) hereof) during any calendar year; provided, however, that in connection with the commencement of employment, a participant may be granted Stock Options and Share Appreciation Rights with respect to an aggregate of 100,000 Shares, which will not count against such annual limit.

4.     Eligibility

Grants may be made from time to time to those officers, employees and directors of the Company, a Subsidiary or an Affiliate who are designated by the Committee in its sole and exclusive discretion.  Eligible persons may include, but shall not necessarily be limited to, officers and directors of the Company and any Subsidiary or Affiliate; however, Stock Options intended to qualify as Incentive Stock Options shall be granted only to eligible persons while actually employed by the Company, a Subsidiary or an Affiliate.  The Committee may grant more than one Award to the same eligible person.  No Award shall be granted to any eligible person during any period of time when such eligible person is on a leave of absence.  Awards to be granted to directors, which may include members of the Committee, must be approved and granted by the Board.

5.     Stock Options

A.      Grant.  Stock Options may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Stock Options will be made, the number of Shares purchasable under each Stock Option, and the other terms and conditions of the Stock Options in addition to those set forth in Sections 5(B) and 5(C).

Stock Options granted under the Plan may be of two types which shall be indicated on their face: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options.  Subject to Section 5(C), the Committee shall have the authority to grant to any participant Incentive Stock Options, Non-Qualified Stock Options or both types of Stock Options.

B.      Terms and Conditions.  A Stock Option granted under the Plan shall be evidenced by an agreement (an “Option Agreement”), shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)        Option Price.  The option price per share of Shares purchasable under a Non-Qualified Stock Option or an Incentive Stock Option shall be determined by the Committee at the time of grant and shall be not less than 100% of the Fair Market Value of the Shares at the date of grant (or, with respect to an Incentive Stock Option, 110% of the Fair Market Value of the Shares at the date of grant in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

(2)        Option Term.  The term of each Stock Option shall be determined by the Committee and may not exceed ten years from the date the Option is granted (or, with respect to an Incentive Stock Option, five years in the case of a participant who at the date of grant owns Shares possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or Subsidiary corporations (as determined under Sections 424(d), (e) and (f) of the Code)).

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(3)        Exercise.  Stock Options shall be exercisable at such time or times and shall be subject to such terms and conditions as shall be determined by the Committee at or after grant and permitted by Code Section 409A or agreed upon in writing by the Committee and the participant; but, except as provided in Section 5(B)(6) and Section 12, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to six months and one day following the date of grant.  If any Stock Option is exercisable only in installments or only after specified exercise dates, the Committee may waive, in whole or in part, such installment exercise provisions, and may accelerate any exercise date or dates, at any time at or after grant, based on such factors as the Committee shall determine in its sole discretion; provided, however, the Committee may not waive, without the participant’s consent, such installment exercise provisions or accelerate any exercise dates with respect to a 409A Award if doing so would result in any adverse tax consequences for the optionee under Code Section 409A and the regulations promulgated thereunder.

(4)        Method of Exercise.  Subject to any installment exercise provisions that apply with respect to any Stock Option, Code Section 409A and the regulations promulgated thereunder, and Section 5(B)(3), a Stock Option may be exercised in whole or in part, at any time during the Option period, by the holder thereof giving to the Company written notice of exercise specifying the number of Shares to be purchased.

That notice shall be accompanied by payment in full of the Option price of the Shares for which the Stock Option is exercised, and the Committee shall determine the acceptable form of consideration for exercising a Stock Option, including the method of payment, either through the terms of the Option Agreement or at the time of exercise of a Stock Option.  Acceptable forms of consideration may include

(A)      cash;

(B)      check or wire transfer (denominated in U.S. Dollars);

(C)      subject to any conditions or limitations established by the Committee, other Shares which (A) in the case of Shares acquired from the Company (whether upon the exercise of a Stock Option or otherwise), have been owned by the participant for more than six months on the date of surrender (unless this condition is waived by the Committee), and (B) have a Fair Market Value on the date of surrender equal to or greater than the aggregate exercise price of the Shares as to which said Stock Option is being exercised (it being agreed that the excess of the Fair Market Value over the aggregate exercise price shall be refunded to the participant in cash);

(D)      subject to any conditions or limitations established by the Committee, the Company withholding shares otherwise issuable upon exercise of a Stock Option;

(E)      consideration received by the Company under a broker-assisted sale and remittance program acceptable to the Committee;

(F)      such other consideration and method of payment for the issuance of Shares to the extent permitted by applicable law; or

(G)      any combination of the foregoing methods of payment.

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No Shares shall be issued on an exercise of an Option until full payment has been made.  Except in connection with the tandem award of Dividend Equivalent Rights, a participant shall not have rights to dividends or any other rights of a shareholder with respect to any Shares subject to an Option unless and until the participant has given written notice of exercise, has paid in full for those Shares, has given, if requested, the representation described in Section 14(A), and those Shares have been issued to the participant.

(5)        Non-Transferability of Options.  No Stock Option shall be transferable by any participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employment Retirement Income Security Act of 1974, as amended) except that, if so provided in the Option Agreement, the participant may transfer the Option, other than an Incentive Stock Option, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, or to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Option.  The transferee of an Option will be subject to all restrictions, terms and conditions applicable to the Option prior to its transfer, except that the Option will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(6)        Termination of Employment

(A)       Termination by Death.  Subject to Sections 5(B)(3) and 5(C), if any participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  If termination of a participant’s employment is due to death, then any Stock Option held by that participant may thereafter be exercised for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of death.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

(B)      Termination by Reason of Disability.  Subject to Sections 5(B)(3) and 5(C), if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Stock Option held by that participant shall become immediately and automatically vested and exercisable.  If termination of a participant’s employment is due to Disability, then any Stock Option held by that participant may thereafter be exercised by the participant or by the participant’s duly authorized legal representative if the participant is unable to exercise the Option as a result of the participant’s Disability, for a period of two years (or with respect to an Incentive Stock Option, for a period of one year) (or such other period as the Committee may specify at or after grant) from the date of such termination of employment; and if the participant dies within that two year period (or such other period as the Committee may specify at or after grant), any unexercised Stock Option held by that participant shall thereafter be exercisable by the estate of the participant (acting through its fiduciary) for the duration of the two-year period from the date of that termination of employment.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within two years (or one year with respect to Incentive Stock Options).

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(C)      Termination for Cause.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for Cause, any unvested Stock Options will be forfeited and terminated immediately upon termination and any vested Stock Options held by that participant shall terminate 30 days after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within 30 days.

(D)       Other Termination.  Unless otherwise determined by the Committee at or after the time of granting any Stock Option, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death, Disability, or for Cause all Stock Options held by that participant shall terminate 90 days after the date employment terminates.  Notwithstanding the foregoing, in no event will any Stock Option be exercisable after the expiration of the option period of such Option.  The balance of the Stock Option shall be forfeited if not exercised within 90 days.

(E)      Leave of Absence.  In the event a participant is granted a leave of absence by the Company or any Subsidiary or Affiliate to enter military service or because of sickness, the participant’s employment with the Company or such Subsidiary or Affiliate will not be considered terminated, and the participant shall be deemed an employee of the Company or such Subsidiary or Affiliate during such leave of absence or any extension thereof granted by the Company or such Subsidiary or Affiliate.  Notwithstanding the foregoing, in the case of an Incentive Stock Option, a leave of absence of more than 90 days will be viewed as a termination of employment unless continued employment is guaranteed by contract or statute.

C.       Incentive Stock Options.  Notwithstanding Sections 5(B)(5) and (6), an Incentive Stock Option shall be exercisable by (i) a participant’s authorized legal representative (if the participant is unable to exercise the Incentive Stock Option as a result of the participant’s Disability) only if, and to the extent, permitted by Section 422 of the Code and (ii) by the participant’s estate, in the case of death, or authorized legal representative, in the case of Disability, no later than 10 years from the date the Incentive Stock Option was granted (in addition to any other restrictions or limitations that may apply).  Anything in the Plan to the contrary notwithstanding, no term or provision of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the participants affected, to disqualify any Incentive Stock Option under that Section 422 or any successor Section thereto.

D.      Buyout Provisions.  The Committee may at any time buy out for a payment in cash, Shares, Deferred Shares or Restricted Shares an Option previously granted, based on such terms and conditions as the Committee shall establish and agree upon with the participant, but no such transaction involving a Section 16 Participant shall be structured or effected in a manner that would result in any liability on the part of the participant under Section 16(b) of the Exchange Act or the rules and regulations promulgated thereunder.  Further, any such buy out shall comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless otherwise agreed upon in writing by the Committee and the participant.

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6.     Share Appreciation Rights

A.      Grant.  Share Appreciation Rights may be granted in connection with all or any part of an Option, either concurrently with the grant of the Option or, if the Option is a Non-Qualified Stock Option, by an amendment to the Option at any time thereafter during the term of the Option.  Share Appreciation Rights may be exercised in whole or in part at such times and under such conditions as may be specified by the Committee in the participant’s Option Agreement; provided, that no Share Appreciation Right granted in connection with all or any part of an Option shall be exercisable for less than the Fair Market Value of the underlying Common Shares as of the date of the original grant of the Option unless such Share Appreciation Right or Option is a 409A Award, as provided for in the applicable Award Agreement.

B.      Terms and Conditions.  The following terms and conditions will apply to all Share Appreciation Rights that are granted in connection with Options:

(1)       Rights.  Share Appreciation Rights shall entitle the participant, upon exercise of all or any part of the Share Appreciation Rights, to surrender to the Company, unexercised, that portion of the underlying Option relating to the same number of Shares as is covered by the Share Appreciation Rights (or the portion of the Share Appreciation Rights so exercised) and to receive in exchange from the Company an amount equal to the excess of (x) the Fair Market Value, on the date of exercise, of the Shares covered by the surrendered portion of the underlying Option over (y) the exercise price of the Shares covered by the surrendered portion of the underlying Option.  The Committee may limit the amount that the participant will be entitled to receive upon exercise of the Share Appreciation Right as provided for in the applicable Award Agreement.

(2)       Surrender of Option.  Upon the exercise of the Share Appreciation Right and surrender of the related portion of the underlying Option, the Option, to the extent surrendered, will not thereafter be exercisable.  The underlying Option may provide that such Share Appreciation Rights will be payable solely in cash.  The terms of the underlying Option shall provide a specific method by which an alternative fair market value of the Shares on the date of exercise shall be calculated, which shall be based on one of the following:  (x) Fair Market Value of the Shares at the close of business on the business day immediately preceding the day of exercise; (y) the highest closing price of the Shares on the national exchange on which they have been traded during the 30 days immediately preceding the Change in Control; or (z) the greater of (x) and (y).

(3)       Exercise.  In addition to any further conditions upon exercise that may be imposed by the Committee, the Share Appreciation Rights shall be exercisable only to the extent that the related Option is exercisable, except that in no event will a Share Appreciation Right held by a Section 16 Participant be exercisable within the first six months after it is awarded even though the related Option is or becomes exercisable, and each Share Appreciation Right will expire no later than the date on which the related Option expires.  A Share Appreciation Right may be exercised only at a time when the Fair Market Value of the Shares covered by the Share Appreciation Right exceeds the exercise price of the Shares covered by the underlying Option.

(4)       Method of Exercise.  Share Appreciation Rights may be exercised by the participant giving written notice of the exercise to the Company, stating the number of Share Appreciation Rights the participant has elected to exercise and surrendering the portion of the underlying Option relating to the same number of Shares as the number of Share Appreciation Rights elected to be exercised.

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(5)       Payment.  The manner in which the Company’s obligation arising upon the exercise of the Share Appreciation Right will be paid will be determined by the Committee and shall be set forth in the participant’s Option Agreement.  The Committee may provide for payment in Shares or cash, or a fixed combination of Shares or cash, or the Committee may reserve the right to determine the manner of payment at the time the Share Appreciation Right is exercised.  Shares issued upon the exercise of a Share Appreciation Right will be valued at their Fair Market Value on the date of exercise.

7.     Restricted Shares

A.      Grant.  Restricted Shares may be issued alone, in addition to or in tandem with other Awards under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, grants of Restricted Shares will be made, the number of Restricted Shares to be awarded to each participant, the price (if any) to be paid by the participant (subject to Section 7(B)), the date or dates upon which Restricted Share Awards will vest, the period or periods within which those Restricted Share Awards may be subject to forfeiture, and the other terms and conditions of those Awards in addition to those set forth in Section 7(B).

The Committee may condition the grant of Restricted Shares upon the attainment of specified performance goals or such other factors as the Committee may determine in its sole discretion.

B.      Terms and Conditions.  Restricted Shares awarded under the Plan shall be subject to the following terms and conditions and such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable.  A participant who receives a Restricted Share Award shall not have any rights with respect to that Award, unless and until the participant has executed an agreement evidencing the Award in the form approved from time to time by the Committee, has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of that Award.

(1)       The purchase price (if any) for Restricted Shares shall be determined by the Committee at the time of grant.

(2)       Awards of Restricted Shares must be accepted by executing a Restricted Share Award agreement and paying the price (if any) that is required under Section 7(B)(1).

(3)       Each participant receiving a Restricted Share Award shall be issued a stock certificate in respect of those Restricted Shares.  The certificate shall be registered in the name of the participant and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the Award.

(4)       The Committee shall require that the stock certificates evidencing the Restricted Shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Shares Award, the participant shall have delivered to the Company a stock power, endorsed in blank, relating to the Shares covered by that Award.

(5)       Subject to the provisions of this Plan and the Restricted Share Award agreement, during a period set by the Committee commencing with the date of any Award (the “Restriction Period”), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber the Restricted Shares covered by that Award.  The Restriction Period shall not be less than six months and one day in duration (“Minimum Restriction Period”) unless otherwise determined by the Committee at the time of grant.  Subject to these limitations and the Minimum Restriction Period requirement, the Committee, in its sole discretion, may provide for the lapse of restrictions in installments and may accelerate or waive restrictions, in whole or in part, based on service, performance or such other factors and criteria as the Committee may determine in its sole discretion.

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(6)       Except as provided in this Section 7(B)(6) and Sections 7(B)(5) and 7(B)(7), the participant shall have, with respect to the Restricted Shares awarded, all of the rights of a shareholder of the Company, including the right to vote the Shares and the right to receive any dividends.  The Committee, in its sole discretion, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and subject to forfeiture and, if the Committee so determines, reinvested, subject to Section 14(f), in additional Restricted Shares to the extent Shares are available under Section 3, or otherwise reinvested.  Unless the Committee or Board determines otherwise, Share dividends issued with respect to Restricted Shares shall be treated as additional Restricted Shares that are subject to the same restrictions and other terms and conditions that apply to the Shares with respect to which such dividends are issued.

(7)       No Restricted Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Restricted Shares Agreement, the participant may transfer the Restricted Shares, during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Restricted Shares.  The transferee of Restricted Shares will be subject to all restrictions, terms and conditions applicable to the Restricted Shares prior to its transfer, except that the Restricted Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

(8)       Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of death, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(9)       Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Restricted Shares held by that participant shall thereafter vest and any restriction shall lapse.

(10)     Unless otherwise determined by the Committee at or after the time of granting any Restricted Shares, if a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, the Restricted Shares held by that participant that are unvested or subject to restriction at the time of termination shall thereupon be forfeited.

C.      Minimum Value.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Shares, to the recipient of a Restricted Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

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8.     Deferred Shares

A.        Grant.  Deferred Shares may be awarded alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.  The Committee shall determine the individuals to whom, and the time or times at which, Deferred Shares shall be awarded, the number of Deferred Shares to be awarded to any participant, the duration of the period (the “Deferral Period”) during which, and the conditions under which, receipt of the Shares will be deferred, and the other terms and conditions of the Award in addition to those set forth in Section 8(B).

The Committee may condition the grant of Deferred Shares upon the attainment of specified performance goals or such other factors as the Committee shall determine in its sole discretion.

B.      Terms and Conditions.  Deferred Share Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)       The purchase price for Deferred Shares shall be determined at the time of grant by the Committee.  Subject to the provisions of the Plan and the Award agreement referred to in Section 8(B)(10), Deferred Share Awards may not be sold, assigned, transferred, pledged or otherwise encumbered during the Deferral Period.  At the expiration of the Deferral Period (or the Elective Deferral Period referred to in Section 8(B)(9), where applicable), share certificates shall be delivered to the participant, or the participant’s legal representative, for the Shares covered by the Deferred Share Award.  The Deferral Period applicable to any Deferred Share Award shall not be less than six months and one day (“Minimum Deferral Period”).

(2)       To the extent a Deferred Share Award is a 409A Award, the Committee will grant the Award in a manner as to comply with the requirements of Code Section 409A and the regulations promulgated thereunder and in accordance with Section 10(B).

(3)       Unless otherwise determined by the Committee at grant, amounts equal to any dividends declared during the Deferral Period with respect to the number of Shares covered by a Deferred Share Award will be paid to the participant currently, or deferred and deemed to be reinvested in additional Deferred Shares, or otherwise reinvested, all as determined by the Committee, in its sole discretion, at the time of the Award.

(4)       No Deferred Shares shall be transferable by a participant other than by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order (as defined in the Code or the Employee Retirement Income Security Act of 1974, as amended) except that, if so provided in the Deferred Shares Agreement, the participant may transfer the Deferred Shares during the participant’s lifetime to one or more members of the participant’s family, to one or more trusts for the benefit of one or more of the participant’s family, to a partnership or partnerships of members of the participant’s family, or to a charitable organization as defined in Section 501(c)(3) of the Code, provided that  the transfer would not result in the loss of any exemption under Rule 16b-3 of the Exchange Act with respect to any Deferred Shares.  The transferee of Deferred Shares will be subject to all restrictions, terms and conditions applicable to the Deferred Shares prior to its transfer, except that the Deferred Shares will not be further transferable by the transferee other than by will or by the laws of descent and distribution.

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(5)       Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of death, any Deferred Shares held by such participant shall thereafter vest or any restriction shall lapse, and the participant’s representative shall receive the Deferred Shares in one lump sum within 10 business days following such death.

(6)       Unless otherwise determined by the Committee at the time of granting any Deferred Shares, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates by reason of Disability, any Deferred Shares held by such participant shall thereafter vest or any restriction lapse, and the participant or the participant’s representative shall receive the Deferred Shares in one lump sum within 10 business days following such Disability.  A determination of Disability shall be made by the Committee.

(7)       Unless otherwise determined by the Committee at or after the time of granting any Deferred Share Award, if a participant’s employment by the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability, all Deferred Shares held by such participant which are unvested or subject to restriction shall thereupon be forfeited.

(8)       Based on service, performance or such other factors or criteria as the Committee may determine, the Committee may, at or after grant, accelerate the vesting of all or any part of any Deferred Share Award, subject in all cases to the Minimum Deferral Period requirement.

(9)       A participant may elect to further defer receipt of a Deferred Share Award (or an installment of an Award) for a specified period or until a specified event (the “Elective Deferral Period”), subject in each case to the Committee’s approval, the terms of this Section 8, and such other terms as are determined by the Committee, all in its sole discretion, and in compliance with the terms and conditions of Code Section 409A and the regulations promulgated thereunder.  Subject to any exceptions approved by the Committee, such election must be made at least 12 months prior to the date the Deferral Period is set to expire and the Elective Deferral Period must be for a period of at least five years from the date the Deferral Period is set to expire, except to the extent the holder of a Deferred Share becomes entitled to receive the underlying Shares due to death or Disability.

(10)     Each such Award shall be confirmed by, and subject to the terms of, a Deferred Share Award agreement evidencing the Award in the form approved from time to time by the Committee.

C.       Minimum Value Provisions.  In order to better ensure that Award payments actually reflect the performance of the Company and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other Award designed to guarantee a minimum value, payable in cash or Shares to the recipient of a Deferred Share Award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

9.     Other Share-Based Awards

A.      Grant.  Other Awards of Shares and other Awards that are valued, in whole or in part, by reference to, or are otherwise based on, Shares, including, without limitation, performance shares, convertible preferred shares, convertible debentures, exchangeable securities, dividend equivalent rights and Share Awards or options valued by reference to Book Value or Subsidiary performance, may be granted alone, in addition to or in tandem with other Awards granted under the Plan or cash awards made outside the Plan.

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At the time the Shares or Other Share-Based Awards are granted, the Committee shall determine the individuals to whom and the time or times at which such Shares or Other Share-Based Awards shall be awarded, the number of Shares to be used in computing an Award or which are to be awarded pursuant to such Awards, the consideration, if any, to be paid for such Shares or Other Share-Based Awards, and all other terms and conditions of the Awards in addition to those set forth in Section 9(B).  The Committee will also have the right, at its sole discretion, to settle such Awards in Shares, Restricted Shares or cash in an amount equal to the Fair Market Value of the Shares or Other Share-Based Awards at the time of settlement.

                    The provisions of Other Share-Based Awards need not be the same with respect to each participant.

B.      Terms and Conditions.  Other Share-Based Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

(1)       Subject to the provisions of this Plan and the Award agreement referred to in Section 9(B)(5) below, Shares awarded or subject to Awards made under this Section 9 may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued, or, if later, the date on which any applicable restriction, performance, holding or deferral period or requirement is satisfied or lapses.  All Shares or Other Share-Based Awards granted under this Section 9 shall be subject to a minimum holding period (including any applicable restriction, performance and/or deferral periods) of six months and one day (“Minimum Holding Period”).

(2)       Subject to the provisions of this Plan and the Award agreement and unless otherwise determined by the Committee at the time of grant, the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of Shares covered by the Award, as determined at the time of the Award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested.

(3)       Subject to the Minimum Holding Period, any Other Share-Based Award and any Shares covered by any such Award shall vest or be forfeited to the extent, at the times and subject to the conditions, if any, provided in the Award agreement, as determined by the Committee in its sole discretion subject, if applicable, to the provisions of Code Section 409A and the regulations promulgated thereunder.

(4)       In the event of the participant’s Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive, in whole or in part, any or all of the remaining limitations imposed hereunder or under any related Award agreement (if any) with respect to any part or all of any Award under this Section 9, provided that the Minimum Holding Period requirement may not be waived, except in case of a participant’s death.  Notwithstanding the foregoing, the Committee may not waive, in whole or in part, any remaining limitations imposed with respect to any Award if such waiver results in an Award’s failure to comply with the requirements of Code Section 409A and the regulations promulgated thereunder, unless agreed upon in writing by the Committee and the participant.

(5)       Each Award shall be confirmed by, and subject to the terms of, an agreement or other instrument evidencing the Award in the form approved from time to time by the Committee, the Company and the participant.

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(6)       Shares (including securities convertible into Shares) issued on a bonus basis under this Section 9 shall be issued for no cash consideration.  Shares (including securities convertible into Shares) purchased pursuant to a purchase right awarded under this Section 9 shall bear a price of at least 85% of the Fair Market Value of the Shares on the date of grant.  The purchase price of such Shares, and of any Other Share-Based Award granted hereunder, or the formula by which such price is to be determined, shall be fixed by the Committee at the time of grant.

(7)       In the event that any “derivative security,” as defined in Rule 16a-1(c) (or any successor thereto) promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, is awarded pursuant to this Section 9 to any Section 16 Participant, such derivative security shall not be transferable other than by will or by the laws of descent and distribution.

C.      Dividend Equivalent Rights.  A Dividend Equivalent Right is an Award entitling the recipient to receive credits based on cash distributions that would have been paid on the Shares specified in the Dividend Equivalent Right (or other Award to which it relates) if such Shares had been issued to and held by the recipient.  A Dividend Equivalent Right may be granted hereunder to any participant as a component of another Award or as a freestanding award.

(1)       Terms And Conditions.  In addition to the terms and conditions set forth in Section 9(B), Dividend Equivalent Rights shall be subject to the following additional terms and conditions.  Dividend Equivalents credited to the holder of a Dividend Equivalent Right may be paid currently or may be deemed to be reinvested in additional Shares, which may thereafter accrue additional dividend equivalents.  Any such reinvestment shall be at Fair Market Value on the date of reinvestment.  Dividend Equivalent Rights may be settled in cash or Shares or a combination thereof, in a single installment or installments, all determined in the sole discretion of the Committee.  A Dividend Equivalent Right granted as a component of another Award may provide that such Dividend Equivalent Right shall be settled upon exercise, settlement, or payment of, or lapse of restrictions on, such other award, and that such Dividend Equivalent Right shall expire or be forfeited or annulled under the same conditions as such other award.  A Dividend Equivalent Right granted as a component of another Award may also contain terms and conditions different from such other Award.

(2)       Interest Equivalents.  Any Award under this Plan that is settled in whole or in part in cash on a deferred basis may provide in the Award Agreement for interest equivalents to be credited with respect to such cash payment.  Interest equivalents may be compounded and shall be paid upon such terms and conditions as may be specified by the grant.

(3)       Termination of Employment.  Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a participant’s rights in all Dividend Equivalent Rights or interest equivalents (other than any accrued but unpaid Dividend Equivalent Rights or interest equivalents) shall automatically terminate upon the date that a participant’s employment with the Company or any Subsidiary or Affiliate terminates for any reason other than death or Disability.  Any accrued but unpaid Dividend Equivalent Rights or interest equivalents shall be paid in one lump sum amount by the Company within 90 days after the termination of the participant’s employment with the Company or any Subsidiary or Affiliate.

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10.  Form and Timing of Payment Under Awards; Deferrals

A.      Form and Timing of Payment.  Subject to the terms of the Plan and any applicable Award Agreement (as may be amended pursuant to Section 12 hereof), payments to be made by the Company, a Subsidiary or Affiliate upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine, including, without limitation, cash, Shares, other Awards or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis; provided, however that settlement in other than Shares or payments on a deferred basis must be authorized by the applicable Award Agreement.  The settlement of any Award may be accelerated and cash paid in lieu of Shares in connection with such settlement; provided, however that settlement in cash must be authorized by the applicable Award Agreement.  The acceleration of any Award that does not result in a cash settlement must also be authorized by the applicable Award Agreement.  Installment or deferred payments may be required by the Committee or permitted at the election of the participant on terms and conditions approved by the Committee, including without limitation the ability to defer awards pursuant to any deferred compensation plan maintained by the Company, a Subsidiary or Affiliate.  Payments may include, without limitation, provisions for the payment or crediting of a reasonable interest rate on installment or deferred payments or the grant or crediting of Dividend Equivalents or other amounts in respect of installment or deferred payments denominated in Shares.

B.       Certain Limitations on Awards to Ensure Compliance with Code Section 409A.

(1)       409A Awards and Deferrals.  Other provisions of the Plan notwithstanding, the terms of any 409A Award, including any authority of the Company or the Committee and rights of the participant with respect to the 409A Award, shall be limited to those terms permitted under Code Section 409A and the regulations promulgated thereunder.  The following rules will apply to 409A Awards:

(A)      If a participant is permitted to elect to defer an Award or any payment under an Award, such election shall be permitted only at times in compliance with Code Section 409A and the regulations promulgated thereunder;

(B)      The Company shall have no authority to accelerate or delay distributions relating to 409A Awards in excess of the authority permitted under Code Section 409A and the regulations promulgated thereunder;

(C)      Any distribution of a 409A Award triggered by a Participant’s termination of employment shall be made only at the time that the Participant has had a “Separation from Service” within the meaning of Code Section 409A (or at such earlier time preceding a termination of employment that there occurs another event triggering a distribution under the Plan or the applicable Award Agreement in compliance with Code Section 409A and the regulations promulgated thereunder);

(D)      Any distribution of a 409A Award to a “Specified Employee,” as determined under Code Section 409A, after Separation from Service, shall occur at the expiration of the six-month period following said Specified Employee’s Separation from Service.  In the case of installment payments, this six-month delay shall not affect the timing of any installment otherwise payable after the six-month delay period; and In the case of any distribution of a 409A Award, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the time and form of payment for such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 in the calendar year following the calendar year at which the settlement of the Award is specified to occur, any applicable restriction lapses, or there is no longer a substantial risk of forfeiture applicable to such amounts.

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(2)       Distribution upon Vesting.  In the case of any Award providing for a distribution upon the lapse of a substantial risk of forfeiture, the time and form of payment for such distribution will be specified in the Award Agreement; provided that, if the timing and form of payment of such distribution is not otherwise specified in the Plan or an Award Agreement or other governing document, the distribution shall be made in one lump sum amount on March 15 of the calendar year following the calendar year in which the substantial risk of forfeiture lapses.

(3)       Scope and Application of this Provision.  For purposes of the Plan, references to a term or event (including any authority or right of the Company, the Committee or a participant) being “permitted” under Code Section 409A means that the term or event will not cause the participant to be deemed to be in constructive receipt of compensation relating to the 409A Award prior to the distribution of cash, shares or other property or to be liable for payment of interest or a tax penalty under Code Section 409A.

(4)       Interpretation.  If and to the extent that any provision of an Award is required or intended to comply with Code Section 409A, such provision shall be administered and interpreted in a manner consistent with the requirements of Code Section 409A.  If and solely to the extent that any such provision of an Award as currently written would conflict with or result in adverse consequences to a participant under Code Section 409A, the Committee shall have the authority, without the consent of the participant, to administer such provision and to amend the Award with respect to such provision to the extent the Committee deems necessary for the purposes of avoiding any portion of the Shares or amounts to be delivered to the participant being subject to additional income or other taxes under Code Section 409A.

11.  Change In Control Provision

A.        Impact of Event.  Notwithstanding any other provisions hereof or in any agreement to the contrary, in the event of:  (1) a “Change in Control” as defined in Section 11(B), (2) a “409A Change in Control” as defined in Section 11(C) or (3) a “Potential Change in Control” as defined in Section 11(D), the following acceleration and valuation provisions shall apply:

(1)       Any Stock Options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested;

(2)       Any Share Appreciation Rights shall become immediately exercisable;

(3)       The restrictions applicable to any Restricted Share Awards, Deferred Shares and Other Share-Based Awards shall lapse and such Shares and Awards shall be deemed fully vested; and

(4)       Subject to Section 3(C) and unless otherwise determined by the Committee in its sole discretion at or after grant but prior to (A) any Change in Control or Potential Change in Control, each outstanding Award (other than a 409A Award), in each case to the extent vested, shall be cashed out (and such Award terminated) by paying the participant an amount equal to the excess, if any, of the “Change in Control Price” as defined in Section 11(E) as of the date such Change in Control or such Potential Change in Control is determined to have occurred over the exercise price or other purchase price, if any, payable by the participant with respect to such Award or (B) any 409A Change in Control, each outstanding 409A Award, in each case to the extent vested, shall be cashed out (and such 409A Award terminated) by paying the participant an amount equal to the excess, if any, of the Change in Control Price as of the date such 409A Change in Control is determined to have occurred over the exercise price or other purchase price, if any, payable by the participant with respect to such 409A Award.  A 409A Award may be cashed out upon a Potential Change in Control or a Change in Control that does not constitute a 409A Change in Control only with the written consent of the Company and the participant.

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B.      Definition of Change in Control.  For purposes of Section 11(A), a “Change in Control” means the occurrence of any of the following:  (i) the Board or shareholders of the Company approve a consolidation or merger in which the Company is not the surviving corporation, the sale of substantially all of the assets of the Company, or the liquidation or dissolution of the Company; (ii) any person or other entity (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) purchases any Shares (or securities convertible into Shares) pursuant to a tender or exchange offer without the prior consent of the Board, or becomes the beneficial owner of securities of the Company representing 20% or more of the voting power of the Company’s outstanding securities; or (iii) during any two-year period, individuals who at the beginning of such period constitute the entire Board cease to constitute a majority of the Board, unless the election or the nomination for election of each new director is approved by at least two-thirds of the directors then still in office who were directors at the beginning of that period.

C.      Definition of 409A Change in Control.  For purposes of Section 11(A), a “409A Change in Control” means the date on which any one of the following occurs:  (i) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) a majority of members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of such appointment or election; or (iii) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations promulgated thereunder), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; or (iv) any one person, or more than one person acting as a group (as determined under Code Section 409A and the regulations thereunder), acquires (or has acquired during the twelve (12) month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company before such acquisition or acquisitions.  For this purpose, “gross fair market value” means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets

D.      Definition of Potential Change in Control.  For purposes of Section 11(A), a “Potential Change in Control” means the happening of any one of the following:

(1)       The approval by the shareholders of the Company of an agreement by the Company, the consummation of which would result in a Change in Control of the Company as defined in Section 11(B); or

(2)       The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company or a Subsidiary or any Company employee benefit plan (including any trustee of any such plan acting in its capacity as trustee)) of securities of the Company representing 5% or more of the combined voting power of the Company’s outstanding securities and the adoption by the Board of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

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E.      Change in Control Price.  For purposes of this Section 11, “Change in Control Price” means the highest price per share paid in any transaction reported on the New York Stock Exchange Composite Index (or, if the Shares are not then traded on the New York Stock Exchange, the highest price paid as reported for any national exchange on which the Shares are then traded) or paid or offered in any bona fide transaction related to a Change in Control, 409A Change in Control or Potential Change in Control of the Company, at any time during the 30-day period immediately preceding the occurrence of the Change in Control or 409A Change in Control (or, when applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee.

12.  Amendments and Termination

The Board may at any time, amend, alter or discontinue the Plan, but no such amendment, alteration or discontinuation shall be made that would (i) impair the rights of a participant under an Award theretofore granted, without the participant’s consent or (ii) require shareholder approval under any applicable law or regulation (including any applicable regulation of an exchange on which the Shares are traded), unless such shareholder approval is received.  The Company shall submit to the shareholders of the Company, for their approval, any amendments to the Plan required pursuant to Section 162(m) of the Code or any material revisions to the Plan so long as such approval is required by law or regulation (including any applicable regulation of an exchange on which the Shares are traded).

The Committee may at any time, in its sole discretion, amend the terms of any Award, but (i) no such amendment shall be made that would impair the rights of a participant under an Award theretofore granted, without the participant’s consent; (ii) no such amendment shall be made that would make the applicable exemptions provided by Rule 16b-3 under the Exchange Act unavailable to any Section 16 Participant holding the Award without the participant’s consent and (iii) no such amendment shall be made if it would reduce the exercise price of a Stock Option or reduce the purchase price, if any, of the Shares that are subject to the Award, unless such Amendment is in accordance with Section 3(C).

Subject to the above provisions, the Board shall have all necessary authority to amend the Plan, clarify any provision or to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

13.  Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payment not yet made to a participant by the Company, nothing contained herein shall give that participant any rights that are greater than those of a general creditor of the Company.

14.  General Provisions

A.        The Committee may require each participant acquiring Shares pursuant to an Award under the Plan to represent to and agree with the Company in writing that the participant is acquiring the Shares without a view to distribution thereof.  The certificates for any such Shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any certificate for any such Shares to make appropriate reference to those restrictions.

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B.      Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to shareholder approval if such approval is required, and such arrangements may be either generally applicable or applicable only in specific cases.

C.      Neither the adoption of the Plan, nor its operation, nor any document describing, implementing or referring to the Plan, or any part thereof, shall confer upon any participant under the Plan any right to continue in the employ, or as a director, of the Company or any Subsidiary or Affiliate, or shall in any way affect the right and power of the Company or any Subsidiary or Affiliate to terminate the employment, or service as a director, of any participant under the Plan at any time with or without assigning a reason therefore, to the same extent as the Company or any Subsidiary or Affiliate might have done if the Plan had not been adopted.

D.      For purposes of this Plan, a transfer of a participant between the Company and any Subsidiary or Affiliate shall not be deemed a termination of employment.

E.      No later than the date as of which an amount first becomes includable in the gross income of the participant for federal income tax purposes with respect to any Award under the Plan, the participant shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any federal, state or local taxes or other items of any kind required by law to be withheld with respect to that amount.  Subject to the following sentence, unless otherwise determined by the Committee, withholding obligations may be settled with Shares, including unrestricted Shares previously owned by the participant or Shares that are part of the Award that gives rise to the withholding requirement.  Notwithstanding the foregoing, any right by a Section 16 Participant to elect to settle any tax withholding obligation with Shares that are part of an Award must be set forth in the agreement evidencing that Award or be approved by the Committee in its sole discretion.  The obligations of the Company under the Plan shall be conditional on those payments or arrangements and the Company and its Subsidiaries and Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise payable to the participant.

F.      The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Shares (or in Deferred Shares or other types of Awards) at the time of any dividend payment shall be permissible only if sufficient Shares are available under Section 3 for reinvestment (taking into account then outstanding Stock Options).

G.      The Plan, all Awards made and actions taken thereunder and any agreements relating thereto shall be governed by and construed in accordance with the laws of the State of Ohio.

H.      All agreements entered into with participants pursuant to the Plan shall be subject to the Plan.

I.       The provisions of Awards need not be the same with respect to each participant.

15.  Shareholder Approval; Effective Date of Plan

The Plan was adopted by the Board on March 14, 2008 and is subject to approval by the holders of the Company’s outstanding Shares, in accordance with applicable law.  If the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board, the Plan and any Grants made hereunder shall be null and void.  However, if the Plan is so approved, no further shareholder approval shall be required with respect to the granting of Awards pursuant to the Plan.

16.  Term of Plan

No Award shall be granted pursuant to the Plan on or after May 7, 2018, but Awards granted prior to that date may extend beyond that date.

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VOTE BY TELEPHONE
Associated Estates Realty Corporation c/o National City Bank Shareholder Services Operations Locator 5352 P.O. Box 94509 Cleveland, OH 44101-4509	Have your proxy card available when you call our Toll-Free number 1-888-693-8683 using a touch-tone phone and follow the simple instructions to record your vote.
VOTE BY INTERNET
Have your proxy card available when you access the website www.cesvote.com and follow the simple instructions to record your vote.
VOTE BY MAIL
Please mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to: National City Bank, P.O. Box 535300, Pittsburgh, PA 15253.

Vote by Telephone Call Toll-Free using a touch-tone telephone: 1-888-693-8683	Vote by Internet Access the website and cast your vote: www.cesvote.com	Vote by Mail Return your proxy in the postage-paid envelope provided

Vote 24 hours a day, 7 days a week.

If you vote by telephone or over the Internet, do not mail your proxy card.

Telephone and Internet votes must be received by 6:00 a.m. EDT on May 7, 2008 to be included in the final tabulation.

è

If voting by mail, this proxy card must be signed and dated below.
ê   Please fold and detach card at perforation before mailing.    ê

ASSOCIATED ESTATES REALTY CORPORATION
This Proxy is Solicited on behalf of the Board of Directors

The undersigned hereby appoints Jeffrey I. Friedman and Martin A. Fishman, and each of them, the attorneys and proxies of the undersigned with full power of substitution to vote, as indicated herein, all the Common Shares of Associated Estates Realty Corporation held of record by the undersigned on March 17, 2008, at the Annual Meeting of Shareholders to be held on May 7, 2008, or any adjournment thereof, with all the powers the undersigned would possess if then and there personally present.

Receipt of Notice of Annual Meeting of Shareholders and the related Proxy Statement dated March 28, 2008, is hereby acknowledged.

Dated:	, 2008

Signature

Please sign as your name appears hereon.  If shares are held jointly, all holders must sign.  When signing as attorney, executor, administrator, trustee or guardian, please give your full title.  If a corporation, please sign in full corporate name by president or other authorized officer.  If a partnership, please sign in partnership name by authorized person.

PLEASE DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE – NO POSTAGE NECESSARY

YOUR VOTE IS IMPORTANT

If you do not vote by telephone or Internet, please sign and date this proxy card and return it promptly in the enclosed postage-paid envelope, or otherwise to National City Bank, P.O. Box 535300, Pittsburgh, PA 15253, so your shares will be represented at the Annual Meeting. If you vote by telephone or Internet, it is not necessary to return this proxy card.

ê  Please fold and detach card at perforation before mailing.  ê

ASSOCIATED ESTATES REALTY CORPORATION	PROXY

This proxy when properly executed will be voted as specified by the shareholder. If no specifications are made, the proxy will be voted to elect the nominees described in item 1 and FOR proposals 2 and 3.

1.	Election of Directors
	Nominees:	(1)	Albert T. Adams	(2)	James M. Delaney	(3)	Jeffrey I. Friedman	(4)	Michael E. Gibbons
		(5)	Mark L. Milstein	(6)	James A. Schoff	(7)	Richard T. Schwarz

		❑	FOR all nominees listed above			❑	WITHHOLD AUTHORITY
			(except as marked to the contrary below).				to vote for all nominees listed above.

(Instruction: To withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below).

2.	To approve the 2008 Associated Estates Realty Corporation Equity-Based Award Plan.

❑	FOR	❑	AGAINST	❑	ABSTAIN

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent accountants for the Company’s fiscal year ending December 31, 2008.

❑	FOR	❑	AGAINST	❑	ABSTAIN

4.	In their discretion, to vote upon such other business as may properly come before the meeting.

(Continued on reverse side)